UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Filed by a Party other than the Registrant □

Check the appropriate box:

□	Preliminary Proxy Statement
□	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
□	Definitive Additional Materials
□	Soliciting Material under §240.14a-12

CENTESSA PHARMACEUTICALS PLC
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

N/A
(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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☒	No fee required.
□	Fee paid previously with preliminary materials;
□	Fee computed on table in exhibit required by Item 25(b) per Securities Exchange Act of 1934 (“Exchange Act”) Rules 14a-6(i)(1) and 0-11

3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom
Registered Company No. 12973576

May 6, 2025

Dear Shareholder:

2025 Annual General Meeting of Centessa Pharmaceuticals plc (the “AGM”)

This letter, the notice of the AGM set out in this document (the “Notice”) and associated materials for the AGM are being sent to you because, as of April 25, 2025 (being the latest practicable date before the circulation of this document), you are registered as a holder of ordinary shares in the register of members of Centessa Pharmaceuticals plc (the “Company”). However, this letter, the Notice and associated materials will also be available to holders of American Depositary Shares (together “ADSs” and each an “ADS”) and contain information relevant to holders of ADSs.

Our AGM will take place at 1:00 p.m. London time (8:00 a.m. Eastern Time) on Friday, June 20, 2025 at the offices of Goodwin Procter (UK) LLP at Sancroft, 10-15 Newgate Street, London, EC1A 7AZ, United Kingdom. The Notice is set out in this document, and it contains the resolutions to be proposed at the AGM (the “Resolutions”).

For the purposes of the AGM, a quorate meeting will be formed by one or more qualifying persons present at a meeting and between them holding (or being the proxy or corporate representative of the holders of) at least 33 1⁄3 percent in number of the issued shares (excluding any shares held as treasury shares) entitled to attend and vote on the business to be transacted at the Meeting. A “qualifying person” is an individual who is a member, a person authorized to act as the representative of a member (being a corporation) in relation to the meeting, or a person appointed as proxy of a member in relation to the meeting.

Action to be taken by holders of ordinary shares in the Company

If you are a holder of ADSs, please ignore this section and refer instead to the section below entitled “Holders of American Depositary Shares”.

If you are a holder of ordinary shares in the register of members of the Company, please vote on the Resolutions by appointing a proxy. A form of proxy for use at the AGM is enclosed. You are encouraged to appoint the Chair of the AGM as your proxy. If you appoint any person other than the Chair of the AGM as your proxy, that person may not be allowed to attend the AGM.

You are advised to complete and return the form of proxy in accordance with the instructions printed on it and so as to arrive at the Company’s registrar, Computershare Investor Services plc, The Pavilions, Bridgwater Road, Bristol BS99 6ZY, England as soon as possible but in any event by no later than 1:00 p.m. London time (8:00 a.m. Eastern Time) on Wednesday, June 18, 2025.

In order to attend and vote at the AGM as an ordinary shareholder, you must continue to be registered as a holder of ordinary shares in the Company’s register of members as of 1:00 p.m. London time (8:00 a.m. Eastern Time) on Wednesday, June 18, 2025.

Therefore, if you sell or transfer your ordinary shares in the Company on or prior to June 18, 2025, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Iqbal Hussain, Company Secretary, by telephone at +1 617 468 5770, to request a new form of proxy for their use.

Should you elect to convert your holding of ordinary shares in the capital of the Company into an interest in the capital of the Company represented by ADSs before the AGM, you will cease to be a holder of ordinary shares in your own name and will not be entitled to vote at the AGM as an ordinary shareholder. You will also not be able to use the enclosed form of proxy. However, you may be able to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, please refer to the next section entitled “Holders of American Depositary Shares” for further information.

Holders of American Depositary Shares

In order to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs, you or your bank, broker or nominee must be registered as a holder of ADSs in the ADS register maintained by our depositary, Citibank, N.A. (“Citibank”), by 5:00 p.m. Eastern Time on Friday, April 25, 2025 (the record date for ADS holders).

If you hold ADSs through a bank, broker or nominee on April 25, 2025, the AGM documentation, including the ADS proxy card, will be sent to your broker who should forward the materials to you. Please reach out to your broker to provide your voting instructions.

Please note that ADS proxy cards submitted by ADS holders must be received by Citibank no later than 10:00 a.m. Eastern Time on Friday, June 13, 2025.

Contacts for ADS holders

If you have queries about how you can deliver voting instructions, please contact Citibank -ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank - Shareholder Services, P.O. Box 505050, Louisville, KY 40233-9724, USA.

If at any point you require guidance, please contact Iqbal Hussain, Company Secretary, by telephone at +1 617 468 5770.

Recommendation

You will find an explanatory note in relation to each of the Resolutions in the attached proxy statement. Your Directors consider that each Resolution is in the best interests of the Company and its shareholders as a whole and is likely to promote the success of the Company. Accordingly, your Directors unanimously recommend that you vote in favor of the Resolutions as each of the Directors with personal holdings of equity interests in the Company intends to do in respect of their own beneficial holdings.

Thank you for your ongoing support of Centessa Pharmaceuticals plc.

Yours sincerely,

/s/ Saurabh Saha, M.D., Ph.D.
Saurabh Saha, M.D., Ph.D.
Chief Executive Officer, Centessa Pharmaceuticals plc

3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom
Registered Company No. 12973576

NOTICE OF 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON friday, JUNE 20, 2025

NOTICE is hereby given that the 2025 Annual General Meeting (the “AGM”) of Centessa Pharmaceuticals plc, a public limited company incorporated under the laws of England and Wales (referred to herein as the “Company”, “we”, “us” and “our”), will be held on Friday, June 20, 2025, at 1:00 p.m. London time (8:00 a.m. Eastern Time), at the offices of Goodwin Procter (UK) LLP at Sancroft, 10-15 Newgate Street, London, EC1A 7AZ, United Kingdom for transaction of the following business:

Ordinary resolutions

1.To re-appoint as a director Arjun Goyal, M.D., M.Phil., M.B.A., who retires by rotation in accordance with the Company’s articles of association.

2.To re-appoint as a director Samarth Kulkarni, Ph.D., who retires by rotation in accordance with the Company’s articles of association.

3.To re-appoint KPMG LLP, a United Kingdom entity, as UK statutory auditors of the Company, to hold office until the conclusion of the next meeting at which the Company’s annual accounts and reports are laid before the Company.

4.To ratify the re-appointment of KPMG LLP, a Delaware limited liability partnership, as the Company’s independent registered public accounting firm, for the financial year ending December 31, 2025.

5.To authorize the Audit Committee to determine the Company’s auditors’ remuneration for the financial year ending December 31, 2025.

6.To receive and adopt our UK statutory annual accounts and reports for the financial year ended December 31, 2024 and to note that the Company’s directors do not recommend the payment of any dividend for the financial year ended December 31, 2024.

7.To receive and approve, on an advisory basis, the Company’s UK statutory directors’ remuneration report for the financial year ended December 31, 2024 (other than the Directors’ Remuneration Policy which is set out on pages A-3 to A-25 of the directors’ remuneration report), which is set forth as Annex A to the attached proxy statement.

8.To receive and approve the Directors’ Remuneration Policy as set out on pages A-3 to A-25 of the Company’s UK statutory directors’ remuneration report for the financial year ended December 31, 2024, which is set forth as Annex A to the attached proxy statement, which will take effect immediately after the end of the AGM.

9.To generally and unconditionally authorise the directors of the Company or any duly authorised committee of the directors, in accordance with section 551 of the UK Companies Act 2006 (the “Companies Act”), to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company (“Rights”) up to an aggregate nominal amount of £133,184 for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on June 19, 2030, save that the Company may, before such expiry, make an offer or agreement which would or might require shares to be allotted or Rights to be granted and the directors may allot shares or grant Rights in pursuance of such offer or agreement notwithstanding that the authority conferred by this resolution has expired. The authority referred to in this resolution is in addition to all subsisting authorities conferred on the directors of the Company in accordance with section 551 of the Companies Act, but the directors of the Company may allot shares in the Company or grant Rights pursuant to an offer made or agreement entered into by the Company before the expiry of the authority pursuant to which that offer was made or agreement entered into.

Special resolution

10.To generally empower, conditional upon resolution 9 above being duly passed and pursuant to section 570 of the Companies Act, the directors of the Company or any duly authorised committee of the directors to allot equity securities (within the meaning of the Companies Act) for cash pursuant to the authority conferred on them by resolution 9 as if section 561 of the Companies Act and any pre-emption provisions in the articles of association of the Company (or howsoever otherwise arising) did not apply to the allotment for a period expiring (unless previously renewed, varied or revoked by the Company prior to or on that date) on June 19, 2030 save that the Company may, before such expiry, make an offer or agreement which would or might require shares to be allotted after such expiry and the directors may allot shares in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

Proposals 1 through 9 will be proposed as ordinary resolutions and under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Resolution 10 will be proposed as a special resolution. Under English law, assuming that a quorum is present, a special resolution is passed on a show of hands if it is approved by not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. On a poll, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Voting on all resolutions at the AGM will be conducted by way of a poll, rather than a show of hands. The result of the shareholder votes on the ordinary resolutions in proposals 3, 4, 6 and 7 regarding re-appointment of KPMG LLP, a United Kingdom entity, as our UK statutory auditors, ratification of the re-appointment of KPMG LLP, a Delaware limited liability partnership, as our independent registered public accounting firm for the financial year ending December 31, 2025, receipt of our UK statutory annual accounts and reports for the financial year ended December 31, 2024, and approval of our UK statutory directors’ annual report on remuneration for the financial year ended December 31, 2024 will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 3, 4, 6 and 7.

Your vote is important, regardless of the number of shares you own. To make sure your shares are represented at the AGM, please vote as soon as possible. Holders of ordinary shares entitled to attend and vote at the AGM are entitled to appoint a proxy (or, if they hold more than one ordinary share, proxies) to exercise all or any of their rights to attend, speak and vote. Such proxy need not be one of our shareholders of record. Holders of our ordinary shares may vote: (a) by completing and returning the paper form of proxy enclosed with this notice. Please read the instructions carefully to ensure you have completed and signed the form correctly. Any alterations must be initialed; (b) by logging on to www.investorcentre.co.uk/eproxy and following the instructions; (c) in the case of institutional investors, by logging into the Proxymity platform at www.proxymity.io  (see further notes on pages 6 to 7); or (d) via Certificateless Registry for Electronic Share Transfer (“CREST”) (see further notes on pages 6 to 7), in each case by no later than 1:00 p.m London time (8:00 a.m Eastern Time) on June 18, 2025. You may revoke your proxy in the manner described in the accompanying proxy statement. Holders of our American Depositary Shares may vote by following the voting instructions accompanying this proxy statement.

The results of any polls taken on the resolutions at the AGM and any other information required by the Companies Act will be made available on our website (www.centessa.com) as soon as reasonably practicable following the AGM and for the required period thereafter.

BY ORDER OF THE BOARD	Registered Office
/s/ Iqbal Hussain	3rd Floor 1 Ashley Road Altrincham Cheshire WA14 2DT United Kingdom Registered in England and Wales
Iqbal Hussain Company Secretary May 6, 2025	No. 12973576

The Notice of the 2025 Annual General Meeting, the proxy statement, the annual report on Form 10-K for the financial year ended December 31, 2024 (the “Annual Report on Form 10-K”) and the form of proxy are available in the Investors section of our website at https://investors.centessa.com/ and our UK statutory annual accounts and reports for the financial year ended December 31, 2024 shall be made available in the Investors section of our website at https://investors.centessa.com/ no later than 21 days prior to the AGM (collectively, the “Proxy Materials”). Information included on our website, other than the Proxy Materials, is not part of our proxy soliciting materials.

Notes

(a)Only those members registered in the register of members of the Company at 1:00 p.m. London time (8:00 a.m. Eastern Time) on June 18, 2025 will be entitled to attend and vote at the AGM in respect of the number of ordinary shares registered in their name at the time. Changes to entries on the relevant register after that deadline will be disregarded in determining the rights of any person to attend and vote at the AGM. Should the AGM be adjourned to a time not more than 48 hours after the deadline, the same deadline will also apply for the purpose of determining the entitlement of members to attend and vote (and for the purpose of determining the number of votes they may cast) at the adjourned AGM. Should the AGM be adjourned for a longer period, then to be so entitled, members must be entered on the Register at the time which is 48 hours before the time fixed for the adjourned AGM or, if the Company gives notice of the adjourned AGM, at the time specified in the notice.

(b)Any member may appoint a proxy to attend, speak and vote on his/her behalf. A member may appoint more than one proxy in relation to the AGM provided that each proxy is appointed to exercise the rights attached to a different share or shares of the member. A proxy need not be a member, but must attend the meeting in person. Proxy forms should be lodged with the Company’s Registrar (Computershare Investor Services plc) not later than 1:00 p.m. London time (8:00 a.m. Eastern Time) on June 18, 2025. Completion and return of the appropriate proxy form does not prevent a member from attending and voting in person if he/she is entitled to do so and so wishes. The attached proxy statement explains proxy voting and the matters to be voted on in more detail. Please read the proxy statement carefully. For specific information regarding the voting of your ordinary shares, please refer to the section entitled “Questions and Answers About Voting” in the proxy statement.

(c)Any corporation which is a member can appoint one or more corporate representatives who may exercise on its behalf all of its powers as a member provided that they do not do so in relation to the same shares.

(d)In the case of joint holders, the vote of the senior holder who tenders the vote whether in person or by proxy will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in the Company’s relevant register of members for the certificated or uncertificated shares of the Company (as the case may be) in respect of the joint holding.

(e)Certificateless Registry for Electronic Share Transfer (“CREST”) members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the AGM and any adjournments of it by using the procedures described in the CREST Manual (available via www.euroclear.com). CREST personal members or other CREST sponsored members, and those CREST members who have appointed voting service providers, should refer to their sponsors or voting service providers, who will be able to take the appropriate action on their behalf.

For a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for those instructions as described in the CREST Manual (available via www.euroclear.com). The message, regardless of whether it relates to the appointment of a proxy or to an amendment to the instruction given to the previously appointed proxy, must, to be valid, be transmitted so as to be received by the Company’s agent (ID:3RA50) not later than 1:00 p.m. London time (8:00 a.m. Eastern Time) on June 18, 2025. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the Company’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time, any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear UK does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed voting service providers, to procure that its CREST sponsors or voting service providers take) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

(f)If you are an institutional investor you may be able to appoint a proxy electronically via the Proxymity platform, a process which has been agreed by the Company and approved by the Registrar. For further information regarding Proxymity, please go to www.proxymity.io. Your proxy must be lodged by 1:00 p.m. London time (8:00 a.m. Eastern Time) on June 18, 2025 in order to be considered valid. Before you can appoint a proxy via this process you will need to have agreed to Proxymity’s associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy.

(g)As of April 25, 2025 (being the last practicable date before circulation of this Notice), the Company’s issued ordinary share capital consisted of 133,598,369 ordinary shares, carrying one vote each. Therefore, the total voting rights in the Company as of that date are 133,598,369.

(h)Under section 527 of the Companies Act, members meeting the threshold requirement set out in that section have the right to require the Company to publish on a website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with section 437 of the Companies Act. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with sections 527 or 528 of the Companies Act. Where the Company is required to place a statement on a website under section 527 of the Companies Act, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on the website. The business which may be dealt with at the AGM includes any statement that the Company has been required, under section 527 of the Companies Act, to publish on a website.

(i)Except as set out in the notes to this Notice, any communication with the Company in relation to the AGM, including in relation to proxies, should be sent to the Company’s Registrar, Computershare Investor Services plc, The Pavilions, Bridgwater Road, Bristol BS99 6ZY, England. No other means of communication will be accepted. In particular, you may not use any electronic address provided either in this Notice or in any related documents to communicate with the Company for any purpose other than those expressly stated.

(j)Copies of the service agreement for our executive director and of the letters of appointment for our non-executive directors will be available for inspection at the registered office of the Company during normal business hours on any weekday (public holidays excepted) and at the place of the AGM for one hour before the meeting and at the meeting itself.

(k)Any member attending the meeting has the right to ask questions. The Company must cause to be answered any such question relating to the business being dealt with at the meeting but no such answer need be given if: (i) to do so would interfere unduly with the preparation for the meeting or involve the disclosure of confidential information; (ii) the answer has already been given on a website in the form of an answer to a question; or (iii) it is undesirable in the interests of the Company or the good order of the meeting that the question be answered.

TABLE OF CONTENTS

Page
INFORMATION CONCERNING PROXY SOLICITATION AND VOTING	1
QUESTIONS AND ANSWERS ABOUT VOTING	2
RE-APPOINTMENT OF DIRECTORS	9
PROPOSAL 1 — RE-APPOINTMENT OF ARJUN GOYAL TO THE BOARD OF DIRECTORS	10
PROPOSAL 2 — RE-APPOINTMENT OF SAMARTH KULKARNI TO THE BOARD OF DIRECTORS	11
PROPOSAL 3 — RE-APPOINTMENT OF KPMG LLP, A UNITED KINGDOM ENTITY, AS UK STATUTORY AUDITORS OF THE COMPANY, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS	12
PROPOSAL 4 — RATIFICATION OF THE RE-APPOINTMENT OF KPMG LLP, A DELAWARE LIMITED LIABILITY PARTNERSHIP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2025	13
PROPOSAL 5 — AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE AUDITORS’ REMUNERATION FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2025	15
PROPOSAL 6 — RESOLUTION TO RECEIVE AND ADOPT THE COMPANY’S UK STATUTORY ANNUAL ACCOUNTS AND REPORTS	16
PROPOSAL 7 — APPROVAL ON AN ADVISORY BASIS OF OUR UK STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION SET FORTH IN ANNEX A	17
PROPOSAL 8 — APPROVE DIRECTORS’ REMUNERATION POLICIES ON PAGES A-3 TO A-25 OF OUR UK STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION SET FORTH IN ANNEX A TO THE ATTACHED PROXY STATEMENT, WHICH WILL TAKE EFFECT IMMEDIATELY AFTER THE END OF THE AGM	18
PROPOSAL 9 — AUTHORIZATION OF ALLOTMENT OF SHARES	20
PROPOSAL 10 — DISAPPLICATION OF PREEMPTIVE RIGHTS	21
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	29
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS	32
DIRECTOR COMPENSATION	34
EXECUTIVE OFFICERS OF THE COMPANY	36
AUDIT COMMITTEE REPORT	44
DELIVERY OF PROXY MATERIALS	45
ADDITIONAL INFORMATION	46
ANNEX A	A-1

Centessa Pharmaceuticals plc
3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom
Registered Company No. 12973576

PROXY STATEMENT FOR THE 2025 ANNUAL GENERAL MEETING OF
SHAREHOLDERS TO BE HELD ON JUNE 20, 2025

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

We have sent you this proxy statement and the enclosed form of proxy because the Board of Directors (the “Board” or “Board of Directors”) of Centessa Pharmaceuticals plc (referred to herein as the “Company”, “we”, “us” or “our”) is soliciting your proxy to vote at our annual general meeting of shareholders (referred to herein as the “Meeting” or the “AGM”) to be held on Friday, June 20, 2025, at 1:00 p.m. London time (8:00 a.m. Eastern Time), at Goodwin Procter (UK) LLP, Sancroft, 10-15 Newgate Street, London, EC1A 7AZ.

•This proxy statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

•The form of proxy is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.

We are mailing the Notice of 2025 AGM, this proxy statement, the form of proxy and our annual report on Form 10-K for the financial year ended December 31, 2024 (the “Annual Report on Form 10-K”) to our ordinary shareholders of record as of April 25, 2025 (being the latest practicable date before the circulation of this document) for the first time on or about May 6, 2025. In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with additional copies of our proxy materials so that our record holders can supply these materials to the beneficial owners of our ordinary shares.

Our UK statutory annual accounts and reports for the financial year ended December 31, 2024 (the “2024 UK Annual Report”) shall only be made available in the Investors section of our website at https://investors.centessa.com/ no later than 21 days prior to the AGM. We will not be mailing copies of the 2024 UK Annual Report or the Annual Report on Form 10-K to our ordinary shareholders.

While this document is being sent to our ordinary shareholders of record as of April 25, 2025 (being the latest practicable date before the circulation of this document), this document will also be sent to holders of American Depositary Shares (“ADSs”) and contains information relevant to holders of ADSs.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 20, 2025

Our Notice of the 2025 AGM, this proxy statement, the Annual Report on Form 10-K and our form of proxy are available in the Investors section of our website at https://investors.centessa.com/ and the 2024 UK Annual Report will be available in the Investors section of our website at https://investors.centessa.com/ no less than 21 days prior to the AGM.

QUESTIONS AND ANSWERS ABOUT VOTING

Why am I receiving these materials?

We have sent you our Notice of 2025 AGM, this proxy statement and the enclosed form of proxy because you are either (i) an ordinary shareholder of record or (ii) an ADS holder of record and our Board of Directors is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. You do not need to attend the Meeting to vote your shares but you may if you wish. You may vote by proxy and your vote will be cast on your behalf at the Meeting. To vote your shares whilst you are not in attendance, please simply complete, sign and return the enclosed form of proxy in accordance with the instructions set out in this proxy statement. All proxies, however submitted, must be lodged with our registrar, Computershare Investor Services plc, by no later than 1:00 p.m. London time (8:00 a.m. Eastern Time) on Wednesday, June 18, 2025. CREST members may appoint a proxy by using the CREST electronic proxy appointment service.

You are encouraged to appoint the Chair of the Meeting as your proxy. If you appoint any person other than the Chair of the Meeting as your proxy, that person may not be entitled to attend the Meeting.

We intend to mail this proxy statement, the Annual Report on Form 10-K and the accompanying form of proxy on or about May 6, 2025 to all ordinary shareholders of record as of April 25, 2025 (being the latest practicable date before the circulation of this document).

Materials for ADS holders of record, including this proxy statement, the Annual Report on Form 10-K and an ADS proxy card, will be mailed on or about May 6, 2025 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register as of 5:00 p.m. Eastern Time on April 25, 2025 (the record date for ADS holders).

The 2024 UK Annual Report will be available in the Investors section of our website at https://investors.centessa.com/ no less than 21 days prior to the AGM.

Who can vote at the Meeting?

Ordinary shareholders

Only ordinary shareholders of record registered in the register of members at 1:00 p.m. London time (8:00 a.m. Eastern Time) on Wednesday, June 18, 2025 will be entitled to vote at the Meeting. As of April 25, 2025 (being the last practicable date before the circulation of this proxy statement) there were 133,598,369 ordinary shares issued and outstanding and entitled to vote. As an ordinary shareholder of record, you may vote at the AGM or by proxy. We encourage you to vote by proxy as instructed below to ensure your vote is counted. Such proxy need not be a shareholder of record but must attend the AGM to represent you for your vote to be counted. You are encouraged to appoint the Chair of the Meeting as your proxy. If you appoint any person other than the Chair of the Meeting as your proxy, that person may not be entitled to attend the Meeting.

If you sell or transfer your ordinary shares in the Company on or prior to June 18, 2025, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Iqbal Hussain, Company Secretary, to request a new form of proxy for its use.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent

If, on April 25, 2025, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, these proxy materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. You are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.

Holders of American Depositary Shares

You are entitled to exercise your vote as a holder of an interest in the capital of the Company represented by ADSs if you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register maintained by Citibank, N.A. as of 5:00 p.m. Eastern Time on Friday, April 25, 2025 (the record date for ADS holders).

If you hold ADSs through a brokerage firm, bank or nominee on April 25, 2025, the materials for ADS holders, including the ADS proxy card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.

Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Time on Friday, June 13, 2025.

Citibank will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.

Contacts for ADS holders

If you have queries about how you can deliver voting instructions, please contact Citibank, N.A. - ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank - Shareholder Services, P.O. Box 505050, Louisville, KY 40233-9724.

If at any point you require guidance, please contact Iqbal Hussain, Company Secretary, by telephone at +1 617 468 5770.

What are the differences between ADS holders and ordinary shareholders?

Citibank, as depositary, executes and delivers ADSs on our behalf. We are requesting the depositary, which holds the ordinary shares underlying the ADSs, to seek ADS holders’ instructions as to voting for the AGM. As a result, ADS holders may instruct the depositary to vote the ordinary shares underlying their ADSs.

Because we have asked the depositary to seek the instructions of ADS holders, the depositary will notify ADS holders of the upcoming vote and arrange to deliver the proxy materials to them. The depositary then tries, as far as practicable, to vote the ordinary shares as our ADS holders instruct. The depositary does not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot guarantee that ADS holders will receive this proxy statement and the other proxy materials from the depositary in time to permit them to instruct the depositary to vote their shares. In addition, there may be other circumstances in which ADS holders may not be able to exercise voting rights. Furthermore, ADS holders can exercise their right to vote the ordinary shares underlying their ADSs by exchanging their ADSs for ordinary shares. However, even though we are subject to U.S. domestic issuer proxy rules and our shareholder meetings are announced via press release and filed with the U.S. Securities and Exchange Commission (“SEC”), ADS holders may not know about the meeting early enough to exchange their ADSs for ordinary shares.

ADS holders are not required to be treated as holders of ordinary shares and do not have the rights of holders of ordinary shares.

What is the difference between a shareholder of record and a beneficial owner?

These terms describe how your ordinary shares are held. If your ordinary shares are registered directly in our register of members maintained by Computershare Investor Services plc, our registrar, you are a shareholder of record and the proxy materials are being sent directly, or otherwise being made available, to you. If your ordinary shares are held in the name of a broker, bank, or other nominee, you are a beneficial owner of the shares held by your broker, bank or other nominee and the proxy materials are being made available or forwarded to you by your broker, bank, or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your ordinary shares by following the instructions on the voting instructions provided to you by such broker, bank or other nominee.

What are the requirements to elect the directors and approve each of the proposals?

You may cast your vote for or against proposals 1 through 10 or abstain from voting your shares on one or more of these proposals.

Proposals 1 through 9 will be proposed as ordinary resolutions. Under English law, assuming that a quorum is present, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) at the Meeting and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. It is intended that voting on all resolutions at the Annual General Meeting will be conducted by way of poll. Broker non-votes will have no effect on the election of the nominees.

Proposal 10 will be proposed as a special resolution. Under English law, assuming that a quorum is present, a special resolution is passed on a show of hands if it is approved by not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote. On a poll, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

The result of the shareholder votes on the ordinary resolutions in proposals 3, 4, 6 and 7 regarding re-appointment of KPMG LLP, a United Kingdom entity, as our UK statutory auditors, ratification of the appointment of KPMG LLP, a Delaware limited liability partnership, as our independent registered public accounting firm for the financial year ending December 31, 2025, receipt of our UK statutory annual accounts and reports for the financial year ended December 31, 2024, and approval of our UK statutory directors’ annual report on remuneration for the financial year ended December 31, 2024 will not require our Board of Directors or any committee thereof to take any action. Nonetheless, our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 3, 4, 6 and 7.

What are the voting recommendations of our Board regarding the election of directors and other proposals?

The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board’s voting recommendations.

Proposal	Description of Proposal	Board’s Recommendation
1	To re-appoint as a director Arjun Goyal, M.D., M.Phil., M.B.A., who retires by rotation in accordance with the Company’s articles of association.	FOR
2	To re-appoint as a director Samarth Kulkarni, Ph.D., who retires by rotation in accordance with the Company’s articles of association.	FOR
3

To re-appoint KPMG LLP, a United Kingdom entity, as UK statutory auditors of the Company, to hold office until the conclusion of the next meeting at which the Company’s annual accounts and reports are laid before the Company.

FOR
4	To ratify the re-appointment of KPMG LLP, a Delaware limited liability partnership, as the Company’s independent registered public accounting firm for the financial year ending December 31, 2025.	FOR
5	To authorize the Audit Committee to determine the Company’s auditors’ remuneration for the financial year ending December 31, 2025.	FOR
6

To receive and adopt our UK statutory annual accounts and reports for the financial year ended December 31, 2024 and to note that the Company’s directors do not recommend the payment of any dividend for the financial year ended December 31, 2024.

FOR
7

To receive and approve, on an advisory basis, the Company’s UK statutory directors’ remuneration report for the financial year ended December 31, 2024 (other than the Directors’ Remuneration Policy which is set out on pages A-3 to A-25 of the directors’ remuneration report), which is set forth as Annex A to the attached proxy statement.

FOR
8

To receive and approve the Directors’ Remuneration Policy as set out on pages A-3 to A-25 of the Company’s UK statutory directors’ remuneration report for the financial year ended December 31, 2024, which is set forth as Annex A to the attached proxy statement, which will take effect immediately after the end of the AGM.

FOR
9

To generally and unconditionally authorise the directors of the Company or any duly authorised committee of the directors, in accordance with section 551 of the UK Companies Act 2006 (the “Companies Act”), to allot shares in the Company or grant rights to subscribe for or to convert any security into shares in the Company (“Rights”) up to an aggregate nominal amount of £133,184 for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on June 19, 2030, save that the Company may, before such expiry, make an offer or agreement which would or might require shares to be allotted or Rights to be granted and the directors may allot shares or grant Rights in pursuance of such offer or agreement notwithstanding that the authority conferred by this resolution has expired. The authority referred to in this resolution is in addition to all subsisting authorities conferred on the directors of the Company in accordance with section 551 of the Companies Act, but the directors of the Company may allot shares in the Company or grant Rights pursuant to an offer made or agreement entered into by the Company before the expiry of the authority pursuant to which that offer was made or agreement entered into.

FOR
10

To generally empower, conditional upon resolution 9 above being duly passed and pursuant to section 570 of the Companies Act, the directors of the Company or any duly authorised committee of the directors to allot equity securities (within the meaning of the Companies Act) for cash pursuant to the authority conferred on them by resolution 9 as if section 561 of the Companies Act and any pre-emption provisions in the articles of association of the Company (or howsoever otherwise arising) did not apply to the allotment for a period expiring (unless previously renewed, varied or revoked by the Company prior to or on that date) on June 19, 2030 save that the Company may, before such expiry, make an offer or agreement which would or might require shares to be allotted after such expiry and the directors may allot shares in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

FOR

What constitutes a quorum?

Consistent with the Nasdaq Stock Market LLC (“Nasdaq”) rules applicable to us as a U.S. domestic registrant and in accordance with our Articles of Association, we require qualified persons present at a meeting and between them holding (or being the proxy or corporate representative of the holders of) at least 331/3 percent in number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted at the Meeting.

If you are an ordinary shareholder of record, your shares will be counted towards the quorum only if you are present in person or represented by proxy at the Meeting. If you are a beneficial owner of ordinary shares held in an account at a brokerage firm, bank or other similar organization your shares will be counted towards the quorum if your broker or nominee submits a proxy for those shares and the proxy represents the holder at the Meeting. A member represented by a proxy at the Meeting will be counted towards the quorum requirement even where the proxy abstains from voting. If a form of proxy does not instruct the proxy how to vote, the proxy may vote as he or she sees fit or abstain in relation to any business of the Meeting, but the member represented by that proxy at the Meeting will be counted towards the quorum requirement.

If there is no quorum, the Meeting will stand adjourned to such time, date and place as may be fixed by the chairperson of the Meeting (being not less than 10 clear days after the date of the original meeting). We require a quorum of at least 331/3 percent in number of the issued shares (excluding any shares held as treasury shares) entitled to attend and vote on the business to be transacted if the Meeting is reconvened, consistent with the Nasdaq rules applicable to us as a U.S. domestic registrant and our Articles of Association. If such quorum is not present at the adjourned meeting within 15 minutes (or such longer interval as the chair in their absolute discretion thinks fit) from the time appointed for holding the meeting, or if a quorum ceases to be present during a meeting, the meeting shall be dissolved if convened on the requisition of members and in all other cases shall stand adjourned to another time, date and place as may be fixed by the chairperson of the Meeting (being not less than 10 clear days after the date of the original meeting).

How do I vote my shares?

You may vote “For” or “Against” or abstain from voting on the applicable proposal.

If you are an ordinary “shareholder of record,” you may appoint a proxy to vote on your behalf by completing and signing the form of proxy and returning it in the envelope provided. We urge you to vote by proxy as instructed below to ensure your vote is counted. You may still attend the AGM and vote in person during the AGM even if you have already voted by proxy.

All proxies must be lodged with our registrar (Computershare Investor Services plc) by no later than 1:00 p.m. London time (8:00 a.m. Eastern Time) on Wednesday, June 18, 2025.

You may appoint more than one proxy in relation to the AGM (provided that each proxy is appointed to exercise the rights attached to a different ordinary share(s)). To appoint more than one proxy, you should contact our registrar, Computershare Investor Services plc. Such proxy need not be a shareholder of record but must attend the AGM to represent you for your vote to be counted. You are encouraged to appoint the Chair of the Meeting as your proxy. If you appoint any person other than the Chair of the Meeting as your proxy, that person may not be entitled to attend the Meeting.

If you properly give instructions as to your proxy appointment by executing and returning a form of proxy and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow directions provided by your broker, bank or other nominee.

If you are a holder of ADSs, you should follow the directions on the ADS proxy card you received. Please note that ADS proxy cards submitted by ADS holders must be received by Citibank no later than 3:00 p.m. London time (10:00 a.m. Eastern Time) on Friday, June 13, 2025. Citibank will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders. Holders of ADSs are not entitled to attend and vote at the AGM in person.

How will my shares or ADSs be voted if I do not specify how they should be voted?

If you sign and send your form of proxy but do not indicate how you want your shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she sees fit or such person may abstain in relation to any business of the Meeting. As a reminder, we urge all shareholders to appoint the Chair of the AGM as your proxy.

If you are a beneficial owner of ordinary shares and your broker, bank or nominee does not receive instructions from you about how your shares are to be voted, such broker, bank or nominee may either vote these shares on behalf of the beneficial owners if permitted by applicable rules or return a proxy leaving these shares un-voted (a “broker non-vote”). A “broker non-vote” refers to a share represented at the meeting held by an organization, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more, but not all matters, the broker does not have discretionary voting power to vote such share. Generally, brokers have discretionary voting power to vote shares with respect to proposals that are considered “routine”, while they do not have such power with respect to proposals that are “non-routine”. Proposals 1, 2, 7, 8, 9 and 10 are considered non-routine matters under applicable rules, while proposals 3, 4, 5 and 6 are considered routine matters. We encourage you to submit your proxy with instructions and exercise your right to vote as a shareholder.

Nevertheless, in accordance with the terms of the deposit agreement by and among the Company, Citibank as depositary and holders and beneficial owners of ADSs issued thereunder dated as of June 2, 2021 (the “Deposit Agreement”), holders of ADSs as of 10:00 p.m. London time (5:00 p.m. Eastern Time) on April 25, 2025 (the record date for ADS holders) who do not provide the depositary with voting instructions on or before 3:00 p.m. London time (10:00 a.m. Eastern Time) on Friday, June 13, 2025 will be deemed to have instructed the depositary to give a discretionary proxy to a person designated by the Company to vote the underlying ordinary shares at the Meeting, and such shares, if such discretionary proxy is given, will be voted in accordance with the board of directors’ recommendations, provided, however, that no such discretionary proxy shall be given by the depositary with respect to any matter to be voted upon as to which the Company informs the depositary that (a) the Company does not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of deposited securities under the Deposit Agreement may be adversely affected. Accordingly, we do not expect any broker non-votes on any of the proposals with respect to shares represented by ADSs.

Can I change my vote or revoke a proxy?

A registered ordinary shareholder can revoke his or her proxy before the time of voting at the Meeting by:

(1)mailing a revised form of proxy dated later than the prior form of proxy; or

(2)notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received at our registered office before the Meeting to be effective.

A shareholder would also be able to revoke his or her proxy by voting in person at the Meeting.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares or by your broker, bank or other nominee validly appointing you as proxy to attend at the Meeting. See also “What if I plan to attend the Meeting?”

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by Citibank or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Citibank or the broker, bank or other nominee, as applicable, will be used to instruct Citibank how to vote your ADSs.

Who counts the votes?

Computershare Investor Services plc has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can return your executed form of proxy to Computershare Investor Services plc for tabulation (see instructions on the form of proxy).

If you hold your ordinary shares through a broker, your broker will return the form of proxy to Computershare Investor Services plc.

If you are a holder of record of ADSs, you can return your executed ADS proxy card to Citibank for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS proxy card to Citibank following your instruction. Citibank will submit your votes to Computershare Investor Services plc for tabulation.

How are votes counted?

Votes will be counted by Computershare Investor Services plc, who will separately count “for” and “against” votes, and “votes withheld” or abstentions.

What is an “abstention” and how would it affect the vote?

An abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for or against a particular resolution.

How many votes do I have?

On a show of hands, each ordinary shareholder of record present in person, and each duly authorized representative present in person of a shareholder that is a corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders has one vote, but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each shareholder present in person or by proxy or, in the case of a corporation, by a duly authorized representative has one vote for each share held by the ordinary shareholders of record as of 1:00 p.m. London time (8:00 a.m. Eastern Time) on Wednesday, June 18, 2025.

On each matter to be voted upon, each holder of ADSs has one vote for each ADS held as of April 25, 2025.

What about joint holders?

In the case of joint holders of record of an ordinary share, the vote of the senior who tenders the vote (whether in person or by proxy) will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in our relevant register of members of the company (as the case may be) in respect of the joint holding (with the first named being the most senior).

What if I plan to attend the Meeting?

Ordinary shareholders can attend the Meeting, but attendance will be limited to ordinary shareholders of record as of 1:00 p.m. London time (8:00 a.m. Eastern Time) on Wednesday, June 18, 2025. In order to obtain admittance to the Meeting each shareholder may be asked to present valid picture identification, such as a driver’s licence or passport. If your ordinary shares are held through brokerage accounts or by a bank or other nominee you may be able to attend at the discretion of the Chair. Any corporation which is an ordinary shareholder of record may by resolution of its directors authorize one or more persons to act as its representative(s) at the AGM and the person(s) so authorized shall (on production of a certified copy of such resolution at the AGM) be entitled to exercise these same powers on behalf of the corporation as the corporation could exercise if it were one of our individual shareholders.

Holders of ADSs are not entitled to attend and vote at the AGM in person in any event.

How do you solicit proxies?

We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse Citibank for their expenses in sending materials, including ADS proxy cards, to ADS holders of record.

What do I do if I receive more than one notice or form of proxy?

If you hold your ordinary shares in more than one account, you will receive a form of proxy for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy. Please be sure to vote all of your shares.

If you hold ADSs in your own name registered on the books of the Depositary, you are considered the registered holder of the ADSs and will receive the proxy materials from the Depositary. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive the proxy materials from your broker, bank or other nominee.

Will there be any other business conducted at the Meeting?

Subject to any shareholder proposals submitted in accordance with section 338 of the Companies Act (as summarized below). In accordance with our Articles of Association, no matters other than proposals 1 through 10 may be presented at this Meeting. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the Meeting.

Under section 338 of the Companies Act, shareholders meeting the threshold requirement in that section may require us to give to our shareholders entitled to receive this notice of the AGM notice of a resolution which may properly be moved and is intended to be moved at the AGM unless (i) it would, if passed, be ineffective whether by reason of inconsistency with any enactment or our constitution or otherwise, (ii) it is defamatory of any person or (iii) it is frivolous or vexatious. Such a request may be in hard copy form or in electronic form, must identify the resolution of which notice is to be given, must be authorized by the person or persons making it and must be received by us not later than May 9, 2025, being the date six weeks before the AGM.

What is Computershare’s role?

Computershare Investor Services plc is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Computershare by writing to Computershare Investor Services plc, The Pavilions, Bridgwater Road, Bristol BS99 6ZY.

Communications concerning ADS holder of record accounts can be handled by contacting Citibank - ADR Shareholder Services by telephone: +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email: citibank@shareholders-online.com or at Citibank - Shareholder Services, P.O. Box 505050, Louisville, KY 40233-9724.

How can I find out the results of the voting at the Meeting?

Voting results will be announced by the filing of a current report on Form 8-K with the SEC within four business days after the Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

Who do I contact regarding my ADS holdings?

If you are an ADS holder of record and have queries about how to deliver voting instructions, please contact Citibank - ADR Shareholder Services by telephone at +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email at citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, RI 02940-3077. If you hold your ADSs through a custodian, broker or other agent, you should refer to the contact information provided by your agent.

What do I do if I have additional questions?

If you have any further questions about voting or attending the AGM, please contact Iqbal Hussain, Company Secretary, by email at iqbal.hussain@centessa.com or by telephone at +1 617 468 5770.

Directions to Meeting

Directions to our Meeting, which is to be held at Goodwin Procter (UK) LLP, Sancroft, 10-15 Newgate Street, London, EC1A 7AZ, are available at: www.centessa.com. Information included on our website, other than the proxy materials, is not part of our proxy soliciting materials.

RE-APPOINTMENT OF DIRECTORS

Our Board of Directors currently consists of eight members. In accordance with the terms of our Articles of Association, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are currently divided as follows:

•the Class I directors are Arjun Goyal, M.D., M.Phil., M.B.A. and Samarth Kulkarni, Ph.D and their terms will expire at the AGM;

•the Class II directors are Carol Stuckley, M.B.A., Brett Zbar, M.D., and Mathias Hukkelhoven, Ph.D., and their terms will expire at the annual general meeting to be held in 2026 and

•the Class III directors are Mary Lynne Hedley, Ph.D., Francesco De Rubertis, Ph.D., and Saurabh Saha, M.D. Ph.D., and their terms will expire at the annual general meeting to be held in 2027.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual general meeting in the year in which their term expires.

Under our Articles of Association, at the fourth annual general meeting following our listing on The Nasdaq Stock Exchange (“Nasdaq”), each director in Class I (being each of Arjun Goyal, M.D., M.Phil., M.B.A. and Samarth Kulkarni, Ph.D (the “Nominees”)) will retire from office but will be eligible for re-appointment by ordinary resolution at such annual general meeting and, in each case, where such director is so re-appointed, they will be entitled to serve until the third anniversary of such annual general meeting, at which point such director shall retire from office but shall be eligible for re-appointment. The Nominees are presently directors, and have indicated a willingness to continue to serve as directors, if elected. If the Nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors.

In connection with proposals 1 and 2, we set forth the biographical information for the Nominees to our Board of Directors. For biographical information for the other directors, see Board of Directors and Corporate Governance.

PROPOSAL 1—RE-APPOINTMENT OF ARJUN GOYAL TO THE BOARD OF DIRECTORS

Arjun Goyal is currently a member of our Board of Directors and a member of our Audit Committee and Compensation Committee and has been nominated for re-appointment as a director. If elected, he will hold office from the date of his election until the 2028 annual general meeting of shareholders where he must retire by rotation and offer himself for re-appointment, or until his earlier death, resignation or removal. Mr. Goyal has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Arjun Goyal, M.D., M.Phil, M.B.A., joined our Board of Directors in January 2021. Dr. Goyal is a former Co-Founder and Managing Director of Vida Ventures, a life sciences investment firm that he co-founded in 2017. Dr. Goyal previously served as a director on the boards of Scorpion Therapeutics (acquired by Eli Lilly and Company), Quanta Therapeutics, Inc., Affini-T Therapeutics, Inc., and Alterome Therapeutics, Inc. and has played key roles in Vida Venture’s investments in Homology Medicines (Nasdaq:FIXX), Pionyr Immunotherapeutics (acquired by Gilead Sciences, Inc.), Peloton Therapeutics (acquired by Merck & Co.) and Asklepios Bio (acquired by Bayer AG). Before Vida Ventures, Dr. Goyal was a principal at 5AM Ventures from 2014 to 2017. Dr. Goyal received his B.S. in Medical Science, Diploma in French and his M.D. degree from the Universities of Melbourne and Oxford. He completed his postgraduate clinical training in Internal Medicine in Sydney. He received his M.Phil. in Bioscience Enterprise from University of Cambridge and his M.B.A. from Harvard Business School. He has received multiple awards for his work including the Advance Award for Technology & Entrepreneurship from the Australian Government. He serves on the Committee for the American Australian Association Education Fellowship and is on the Board of Advisors of the MS/MBA Life Sciences Program at Harvard Business School where also serves as a Venture Capital Advisor. We believe Dr. Goyal is qualified to serve on our board of directors because of his experience as a seasoned investor in the industry in which we operate.

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to re-appoint Arjun Goyal to the Board of Directors as a Class I director.

THE BOARD OF DIRECTORS RECOMMEND A VOTE
FOR THE RE-APPOINTMENT OF ARJUN GOYAL TO THE BOARD OF DIRECTORS
AS A CLASS I DIRECTOR

PROPOSAL 2—RE-APPOINTMENT OF SAMARTH KULKARNI TO THE BOARD OF DIRECTORS

Samarth Kulkarni is currently a member of our Board of Directors and a member of our Compensation Committee and Nominating and Corporate Governance Committee and has been nominated for re-appointment as a director. If elected, he will hold office from the date of his election until the 2028 annual general meeting of shareholders where he must retire by rotation and offer himself for re-appointment, or until his earlier death, resignation or removal. Dr. Kulkarni has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Samarth Kulkarni, Ph.D., joined our board of directors in February 2021. Dr. Kulkarni has served as Chief Executive Officer of CRISPR Therapeutics AG (Nasdaq: CRSP) since December 1, 2017 and as a member of its Board of Directors since June 2018. Previous to that, Dr. Kulkarni served as President and Chief Business Officer of CRISPR Therapeutics AG from May 2017 to November 30, 2017 and, before that, as its Chief Business Officer from August 2015. Prior to joining CRISPR Therapeutics AG, Dr. Kulkarni was at McKinsey & Company from 2006 to July 2015, with various titles, his most recent being Partner within the Pharmaceuticals and Biotechnology practice. Dr. Kulkarni has also served as a member of the board of directors of Black Diamond Therapeutics and Repare Therapeutics since 2019. Dr. Kulkarni received a Ph.D. in Bioengineering and Nanotechnology from the University of Washington and a B. Tech. from the Indian Institute of Technology. Dr. Kulkarni has authored several publications in leading scientific and business journals. We believe Dr. Kulkarni’s experience in the pharmaceutical industry qualifies him to serve on our Board of Directors.

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to re-appoint Samarth Kulkarni to the Board of Directors as a Class I director.

THE BOARD OF DIRECTORS RECOMMEND A VOTE
FOR THE RE-APPOINTMENT OF SAMARTH KULKARNI TO THE BOARD OF DIRECTORS
AS A CLASS I DIRECTOR

PROPOSAL 3—RE-APPOINTMENT OF KPMG LLP,
A UNITED KINGDOM ENTITY, AS UK STATUTORY AUDITORS OF THE COMPANY, TO HOLD OFFICE
UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

At each meeting at which the accounts are laid before shareholders, the Company is required to appoint UK statutory auditors to serve until the next such meeting. Proposal 3 seeks your approval of the re-appointment of KPMG LLP, a United Kingdom entity (“KPMG UK”), to serve as our UK statutory auditor, to hold office until the conclusion of the next meeting at which the Company’s annual accounts and reports are laid before the Company. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and who are present in person or represented by proxy at the Meeting, the Board of Directors may appoint an auditor to fill the vacancy. If the re-appointment of KPMG UK is approved, the Audit Committee, at its discretion, may nonetheless direct the appointment of a different UK statutory auditor at any time it decides that such a change would be in the best interest of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMEND A VOTE
FOR THE RE-APPOINTMENT OF KPMG LLP, A UNITED KINGDOM ENTITY, AS UK STATUTORY AUDITORS
OF THE COMPANY, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT MEETING
AT WHICH THE COMPANY’S ANNUAL ACCOUNTS AND REPORTS ARE LAID BEFORE THE COMPANY

PROPOSAL 4—RATIFICATION OF THE RE-APPOINTMENT OF KPMG LLP, A DELAWARE
LIMITED LIABILITY PARTNERSHIP, AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2025

Proposal 4 seeks your ratification of the appointment of KPMG LLP, a Delaware limited liability partnership (“KPMG US”), as the Company’s independent registered public accounting firm for the financial year ending December 31, 2025.

Background to Proposal 4

The Audit Committee is solely responsible for selecting the Company’s independent registered public accounting firm for the financial year ending December 31, 2025. Our Audit Committee has selected KPMG US as our independent registered public accounting firm for the financial year ending December 31, 2025, and has further directed that we submit the selection of KPMG US for ratification by our shareholders at the Meeting. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and who are present in person or represented by proxy at the Meeting, the Board of Directors may appoint an auditor to fill the vacancy. If the appointment of KPMG US is ratified, the Audit Committee, at its discretion, may nonetheless direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its shareholders.

KPMG US has indicated its willingness to act as the Company’s auditor. A representative of KPMG US is expected to be present at the Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our shareholders.

KPMG US commenced auditing our annual financial statements with the financial year 2021. We expect representatives of KPMG US to be in attendance at the AGM, to make a statement if they so desire, and to be available to respond to appropriate questions.

Fees for Independent Registered Public Accounting Firm-KPMG UK and KPMG US

The table below sets forth a summary of the fees billed to the Company by KPMG UK and KPMG US for professional services rendered during the financial years ended December 31, 2024 and December 31, 2023, respectively. All such services and fees were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of each firm’s independence in the conduct of its auditing functions.

	2024	2023
Audit fees(1)	$1,655,000	$1,443,000
Audit-related fees	—	103,000
Tax fees	—	—
All other fees(2)	2,430	2,430
Total fees	$1,657,430	$1,548,430

(1)Audit fees for the fiscal years ended December 31, 2024 and 2023 include fees for the audit of the Company’s annual financial statements, the review of interim financial statements included in quarterly reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings, such as statutory audits and services in connection with filings with the SEC.

(2)Audit-related fees for the fiscal year ended December 31, 2024 consist of professional services rendered in connection with the Company’s implementation of an Oracle system.

(3)All other fees for the fiscal years ended December 31, 2024 and 2023 consist of a small annual license for the use of accounting research software.

Audit Committee Pre-approval Policy and Procedures

Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2024 and 2023 fiscal years, all services were provided to us by KPMG LLP were pre-approved in accordance with the policies and procedures described above.

THE BOARD OF DIRECTORS RECOMMEND A VOTE
FOR THE RATIFICATION OF THE Re-APPOINTMENT OF KPMG LLP, A DELAWARE LIMITED LIABILITY PARTNERSHIP, AS OUR AUDITORS FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2025

 PROPOSAL 5—AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE
THE AUDITORS’ REMUNERATION FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2025

Proposal 5 authorizes the Audit Committee to determine our auditors’ remuneration for the financial year ending December 31, 2025. Fees for KPMG US, our independent registered public accounting firm, and KPMG UK, our statutory auditor, in respect of the years ended December 31, 2024 and December 31, 2023, are set forth in Proposal 4 above.

THE BOARD OF DIRECTORS RECOMMEND A VOTE
FOR THE AUTHORIZATION OF OUR AUDIT COMMITTEE TO DETERMINE OUR AUDITORS’
REMUNERATION FOR THE FINANCIAL YEAR ENDING DECEMBER 31, 2025

PROPOSAL 6—RESOLUTION TO RECEIVE AND ADOPT THE COMPANY’S
UK STATUTORY ANNUAL ACCOUNTS AND REPORTS

At the Meeting, our Board of Directors will present our UK statutory annual accounts and reports for the period January 1, 2024 through December 31, 2024, which includes the audited portion of the directors’ annual report on remuneration. We will provide our shareholders with an opportunity to receive the UK statutory annual accounts and reports and to raise questions in relation to them.

The 2024 UK statutory annual accounts and reports shall be made available in the Investors section of our website at https://investors.centessa.com/ no later than 21 days prior to the AGM.

THE BOARD OF DIRECTORS RECOMMEND A VOTE
FOR THE RESOLUTION TO RECEIVE AND ADOPT THE COMPANY’S UK STATUTORY
ANNUAL ACCOUNTS AND REPORTS

PROPOSAL 7—APPROVAL ON AN ADVISORY BASIS OF OUR UK STATUTORY DIRECTORS’
ANNUAL REPORT ON REMUNERATION SET FORTH IN ANNEX A

Our UK statutory directors’ remuneration report is set forth as Annex A to this proxy statement. The directors’ remuneration report includes the annual report on remuneration. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to our directors and the retention of high-quality directors. Our Board of Directors and the Compensation Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.

At the Meeting, the shareholders will vote on the annual report on remuneration. This vote is advisory and non-binding. Although non-binding, our Board of Directors and Compensation Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the Meeting, and as required under English law, the directors’ annual report on remuneration will be delivered to the UK Registrar of Companies.

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to pass this resolution. This vote is advisory and non-binding and the directors’ entitlement to receive remuneration is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. Although non-binding, our Board of Directors and Compensation Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the AGM, and as required under English law, the directors’ annual report on remuneration will be delivered to the UK Registrar of Companies.

THE BOARD OF DIRECTORS RECOMMEND YOU VOTE
FOR APPROVAL OF OUR UK STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION
SET FORTH IN ANNEX A

PROPOSAL 8—APPROVE DIRECTORS’ REMUNERATION POLICIES ON PAGES A-3 TO A-25 OF OUR
UK STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION SET FORTH IN ANNEX A
TO THE ATTACHED PROXY STATEMENT, which WILL TAKE EFFECT IMMEDIATELY
AFTER THE END of the AGM

In accordance with the requirements of the Companies Act, as a UK company listed on a recognized stock exchange (Nasdaq), we are required to have a Directors’ Remuneration Policy, containing a framework of limits within which the Compensation Committee is authorised by shareholders to operate. The approved pay policy has to be annually disclosed within the directors’ annual report on remuneration, and this policy is required to be approved by shareholders at the first annual general meeting following the Company being admitted to a recognized stock exchange, and at least every three years thereafter by the passing of an ordinary resolution at the annual general meeting.

The Directors’ Remuneration Policy was last approved by shareholders at the Company’s Annual General Meeting in 2022 and, in accordance with the requirements of the Companies Act, the Company is seeking shareholder approval of the proposed Directors’ Remuneration Policy, which sets out the Company’s forward-looking policy on Directors’ remuneration.

As set forth on pages A-3 to A-25 of the directors’ annual report on remuneration, set forth as Annex A to this proxy statement, we submit our proposed remuneration policy, which our Board of Directors has determined is competitive and is consistent with current market practice.

Our Board of Directors has approved the directors’ remuneration policy and believes it is effective to achieve its objectives. The directors’ remuneration policy, if approved, will take effect immediately upon conclusion of the Meeting. Further information about the policy is available at “Director Compensation” and the policy is set forth at page A-9 to A-14 of Annex A to this proxy statement.

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to pass this resolution.

THE BOARD OF DIRECTORS RECOMMEND YOU VOTE
FOR APPROVAL OF OUR DIRECTORS’ REMUNERATION POLICY ON PAGES A-3 TO A-25 OF OUR
UK STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION SET FORTH IN ANNEX A TO THE ATTACHED PROXY STATEMENT, WHICH WILL TAKE EFFECT IMMEDIATELY AFTER THE END OF THE AGM

BACKGROUND TO PROPOSALS 9 AND 10

Pursuant to the Companies Act, our Board of Directors may only allot shares or grant rights over shares if authorized to do so by our shareholders. If so authorized, the Companies Act requires us, where the allotment is for cash, to offer them in the first instance to our existing shareholders in proportion to their holdings, unless the shareholders have sanctioned the disapplication of their statutory rights of pre-emption in respect of such allotment or grant of rights.

In practice, the operation of such pre-emption rights is onerous and can result in significant delay and additional expense to the cost of an equity fundraising. It is therefore customary for the Board of Directors to seek authority from our shareholders to dis-apply statutory pre-emption rights for cash issues of up to a limit approved by the Company’s shareholders. With the Company solely listed on Nasdaq, and the Company’s peers, key shareholders and primary target market being the United States, the Board of Directors is mindful of the fact that equivalent United States incorporated companies are not required to offer shares to existing shareholders on a pre-emptive basis in the event they are pursuing an equity fundraising. The Board of Directors considers that this may place the Company at a competitive disadvantage.

Our Board of Directors anticipates that there may be occasions when they need flexibility to finance business opportunities and growth, or otherwise act in the best interests of the Company, by the issuance of shares or grant of rights over shares without a pre-emptive offer to existing shareholders. To ensure our continued ability to respond to market conditions and address business needs, our Board of Directors considers it appropriate that they be authorized to allot shares up to an aggregate nominal amount of £133,184 and within this amount be empowered to allot shares or grant rights over shares up to an aggregate nominal amount of £133,184 on a non-pre-emptive basis. This authority to allot shares and power to allot shares on a non-pre-emptive basis will replace all of the existing authorities and powers granted by our shareholders.

These Proposals 9 and 10 are, in our Board of Directors’ view, appropriate to avoid us potentially being at a competitive disadvantage as compared to our peer companies, many of whom are incorporated in the United States. In particular, the requirement to first offer shares that we propose to issue for cash to all of our existing shareholders in time-consuming pro-rata rights offerings would considerably reduce the speed at which we could complete capital-raising activities undertaken in furtherance of our growth strategy and would potentially make it difficult for us to complete such transactions. Many of our strategic competitors are incorporated in the United States where they are not subject to restrictions on their ability to issue shares.

These proposals are fully compliant with UK company law, consistent with U.S. capital markets practice and governance standards, and if approved, will keep us on an equal footing with our peer companies who are incorporated in the United States. Further, approval of Proposals 9 and 10 by shareholders will not exempt the Company from any Nasdaq corporate governance or other requirements, including those limiting the issuance of shares. For these reasons, we, therefore, consider that Proposals 9 and 10 are appropriate to the needs of the Company and in the interests of shareholders.

We are asking you to approve these proposals to allow us to continue to execute on our business and growth strategy in a timely and competitive manner.

The full details of the proposals are set forth below.

PROPOSAL 9—AUTHORIZATION OF ALLOTMENT OF SHARES

Under the Companies Act, our Board of Directors cannot allot shares in the Company (other than pursuant to an employee share scheme) unless they are authorized to do so by the Company in general meeting. The Board of Directors currently have an existing authority to allot shares in the Company and to grant rights to subscribe for or convert securities into shares in the Company. This authority was granted to the Board of Directors on June 25, 2024 and was in respect of a maximum aggregate nominal amount of £100,740. This Proposal 9 is an ordinary resolution to seek a new authority, which will replace the existing authority.

Proposal 9 proposes that the Board of Directors are granted authority to allot new shares or to grant rights to subscribe for or to convert any security into shares in the Company up to a maximum aggregate nominal amount of £133,184. This amount represents approximately 49.84% of the issued share capital of the Company as of April 24, 2025.

If approved by shareholders, this authority will run for five years and will expire on June 19, 2030.

The affirmative vote of a simple majority of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote is required to approve Proposal 9.

THE BOARD OF DIRECTORS RECOMMEND YOU VOTE
FOR APPROVAL OF PROPOSAL 9

 PROPOSAL 10—DISAPPLICATION OF PREEMPTIVE RIGHTS

Proposal 10 seeks a disapplication of pre-emption rights for cash issues of up to a certain proportion of the Company’s issued ordinary share capital. Our Board of Directors currently has a power to allot shares as if the rights of pre-emption applicable under the UK Companies Act did not apply for cash issues. This power was granted to the Directors pursuant to shareholder resolutions passed on June 25, 2024 and was in respect of a maximum aggregate nominal amount of £100,740.

The Directors have decided to seek a new disapplication of pre-emption rights for cash issues to replace the existing power. Proposal 10 will, if passed, give the Board of Directors power, pursuant to the authority to allot granted by Proposal 9, to allot shares for cash or to grant rights to subscribe for or to convert any security into shares without first offering them to existing shareholders in proportion to their existing holdings up to an aggregate maximum nominal amount of £133,184.

Proposal 10 will be required to be passed as a special resolution and, if passed, this authority will run for five years and will expire on June 19, 2030.

The affirmative vote of at least 75% of the votes cast by shareholders present (in person or by proxy) at the meeting and entitled to vote is required to approve Proposal 10.

THE BOARD OF DIRECTORS RECOMMEND YOU VOTE
FOR APPROVAL OF PROPOSAL 10

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Directors

Below is a list of our Directors and their positions and ages as of April 24, 2025.

Name	Age	Position
Saurabh Saha, M.D., Ph.D.	48	Chief Executive Officer and Director
Francesco De Rubertis, Ph.D.	55	Non-Executive Director and Chair of the Board
Arjun Goyal, M.D., M.Phil, M.B.A.	42	Non-Executive Director
Mathias Hukkelhoven, Ph.D.	71	Non-Executive Director
Brett Zbar, M.D.	52	Non-Executive Director
Mary Lynne Hedley, Ph.D.	62	Non-Executive Director
Samarth Kulkarni, Ph.D.	46	Non-Executive Director
Carol Stuckley, M.B.A.	69	Non-Executive Director

During the financial year ended December 31, 2024, there were four meetings of our full Board of Directors, five meetings of our Audit Committee, five meetings of our Compensation Committee and zero meetings of the Nominating and Corporate Governance Committee. All of our then Directors attended a minimum of 75% of the aggregate of the meetings of the Board of Directors and meetings of the committees of which he or she was a member during 2024.

Director Nominees

The biographical information for Arjun Goyal, M.D., M.Phil, M.B.A. and Samarth Kulkarni, Ph.D., the nominees to our Board of Directors, is provided in “Proposal 1-Re-Appointment of Arjun Goyal to the Board of Directors”, and “Proposal 2-Re-Appointment of Samarth Kulkarni to the Board of Directors”, respectively.

Continuing Directors

Biographical information for those directors who are not standing for re-appointment at this Meeting and who will remain seated following the Meeting follow below.

Mathias Hukkelhoven Ph.D., joined our board of directors in July 2022. Dr. Hukkelhoven is an experienced global regulatory and drug development leader. Dr. Hukkelhoven has a wealth of experience in global regulatory affairs and drug development, evidenced by his contribution to more than 50 NCEs and hundreds of new indications and line extensions over his career to date. Dr. Hukkelhoven has participated in activities that have shaped health authority interactions for the industry, including serving as chairperson of the Regulatory Affairs Coordinating Committee at PhRMA, and recently as a PhRMA negotiator for the PDUFA VII negotiations with the FDA. Since his retirement from Bristol Myers Squibb in July 2021, Dr. Hukkelhoven has been a consultant for several biotech companies, R&D Strategy Advisor for LianBio and Senior Advisor for McKinsey. Dr. Hukkelhoven has also served on the board of directors of Compugen Ltd. (Nasdaq:CGEN) since March 1, 2022 and a venture partner at Panacea Ventures. From March 2010 to July 2021, Dr. Hukkelhoven served as the Senior Vice President, Global Regulatory, Safety & Biometrics for Bristol Myers Squibb and was also responsible for the R&D group in BMS China and the Clinical Pharmacology and Pharmacometrics group. As such, he had responsibility for a large part of the global Bristol Myers Squibb development organization. Since the acquisition of Celgene by Bristol Myers Squibb, he was responsible for Global Regulatory and Safety Sciences at Bristol Myers Squibb. Prior to joining Bristol Myers Squibb, Dr. Hukkelhoven held the role of Chairman Portfolio Stewardship Board at Novartis Pharmaceuticals. From 2001 to 2009, he was the Senior Vice President, Global Head Drug Regulatory Affairs at Novartis. Dr. Hukkelhoven received his B.S. and Ph.D. honors degrees in Biology and Biochemistry from the University of Nijmegen, the Netherlands. We believe Dr. Hukkelhoven is qualified to serve on our board of directors because of his experience at international pharmaceutical companies, as well as his regulatory expertise and knowledge of the pharmaceutical industry.

Brett Zbar, M.D. joined our Board of Directors in January 2021. Dr. Zbar currently serves as Managing Director and Global Head of Life Sciences at General Atlantic, a global growth equity firm. Before joining General Atlantic in 2020, from 2015 to 2020, Dr. Zbar was a Managing Director at Foresite Capital, where he focused on backing healthcare entrepreneurs and companies at all stages. While at Foresite, Dr. Zbar served as a board member or observer at multiple companies including ConnectiveRx, Kinnate Biopharma Inc., ORIC Pharmaceuticals, Inc., Peloton Therapeutics, Inc., Pharvaris GmbH, Replimune, Signant Health, Turning Point Therapeutics, Inc., and VenatoRx Pharmaceuticals, Inc.. Prior to that, Dr. Zbar was a Partner at Aisling Capital, where from 2004 to 2014 he invested in life sciences companies developing and commercializing innovative products, services and technologies. Dr. Zbar began his career in McKinsey & Company’s Pharmaceuticals and Medical Products practice and completed his internship in internal medicine on the Osler

Medical Service at Johns Hopkins Hospital. Dr. Zbar received his M.D. from Harvard Medical School and holds a B.A. in English and Molecular Biophysics & Biochemistry from Yale University. We believe Dr. Zbar is qualified to serve on our Board of Directors because of his experience as a seasoned investor in the industry in which we operate.

Carol Stuckley, M.B.A. joined our board of directors in May 2021. Ms. Stuckley currently serves on the Board of Transgene, a French biotechnology company traded on the Euronext (Paris) exchange. She previously served on the board of Epizyme, Inc., a U.S. biopharmaceutical company traded on NASDAQ from November 2021 until the company was acquired in August 2022. From June 2017 until August 2021, Ms. Stuckley served on the board of directors of Ipsen S.A., a French pharmaceutical company traded on the Euronext (Paris) exchange. From June 2015 to July 2019, Ms. Stuckley served as Chief Financial Officer and Senior Vice President at Healthcare Payment Specialists, LLC acquired by TransUnion in 2018. Ms. Stuckley’s previously roles include Vice President, Finance North America of Galderama Laboratories, L.P., and during her close to 23-year career at Pfizer, Inc., Vice President, Assistant Treasurer and Corporate Officer. Ms. Stuckley earned an M.A. in Economics in 1980 and an M.B.A in International Business and Finance in 1979 from the Fox Business School at Temple University. Ms. Stuckley also earned a B.A. in Economics and French from the University of Delaware in 1977. We believe Ms. Stuckley’s executive leadership experience and board member experience with international pharmaceutical companies, as well as her financial and accounting expertise and knowledge of the pharmaceutical industry and other industries, provide her with the qualifications and skills to serve as a director of our company.

Mary Lynne Hedley, Ph.D., joined our board of directors in February 2021. Dr. Hedley also serves as a Senior Scientific Fellow and strategic advisor to the Broad Institute of MIT and Harvard and a venture partner at Third Rock Ventures. Dr. Hedley also sits on the board of directors for Veeva Systems (Nasdaq: VEEV) and Eli Lilly and Company. Dr. Hedley previously served as Director, President and Chief Operating Officer of TESARO, a biotechnology company she also co-founded, from 2010 until 2019. Prior to its acquisition by Glaxo Smith Kline (GSK), TESARO had secured $2 billion of funding from venture and public investors, grew to approximately 900 employees in the U.S. and Europe and had received multiple drug approvals from FDA and European regulatory authorities. TESARO was recognized as a Fierce 15 Company, had a pipeline of medicine candidates in early and late stage development and with the commercial launch of the medicines Zejula, changed the treatment paradigm for women diagnosed with ovarian cancer. Prior to founding TESARO, Dr. Hedley was Executive Vice President and Chief Scientific Officer of Abraxis Bioscience, responsible for R&D, Operations, Medical Affairs and Business Development. Prior to joining Abraxis, she served as Executive Vice President of the Japanese Pharmaceutical company Eisai Inc, a role she assumed following the acquisition in January 2008, of MGI PHARMA by Eisai for $3.9 Billion. Dr. Hedley received a B.S. in Microbiology from Purdue University in 1983 and a Ph.D. in Immunology from UT Southwestern, Dallas in 1988. We believe Dr. Hedley is qualified to serve on our board of directors because of her executive and industry experience.

Francesco De Rubertis, Ph.D., joined our Board of Directors in November 2020 and serves as our Chair of the Board. Dr. De Rubertis is a co-founder and Partner at Medicxi since 2016. Prior to Medicxi, Dr. De Rubertis was a Partner at Index Ventures for 19 years, having joined the firm in 1998 to launch its life sciences practice. Dr. De Rubertis serves on the boards of a number of private biotechnology companies, including Alys Pharmaceuticals, Inc., Rivus Pharmaceuticals, Inc., Ottimo Pharma Limited and Levicept Ltd. Dr. De Rubertis’s prior investments include CellZome, GenMab (Copenhagen: GEN.CO), GenSight Biologics (Euronext: SIGHT), Micromet, Molecular Partners (Swiss: MOLN.SW), PanGenetics, Parallele Biosciences, Profibrix and Versartis (Nasdaq: VSAR). Dr. De Rubertis received a B.A. in Genetics and Microbiology from the University of Pavia (Italy) and a Ph.D. in Molecular Biology from the University of Geneva (Switzerland) after which he became a postdoctoral scientist at the Whitehead Institute at M.I.T. He is a Chartered Financial Analyst and served on the main board of the University of Geneva (Switzerland). We believe Dr. De Rubertis is qualified to serve on our Board of Directors because of his experience as a seasoned investor in the industry in which we operate.

Saurabh Saha, M.D., Ph.D., has served as our Chief Executive Officer and a member of the Board of Directors since January 2021. In May 2023, Dr. Saha was appointed to the board of directors of Clarivate PLC and in April 2022, Dr. Saha was appointed to and served on the board of directors of Scorpion Therapeutics, Inc., until its acquisition by Eli Lilly and Company in January 2025. Prior to that, from 2017 to 2021, Dr. Saha served as a Senior Vice President of R&D at Bristol Myers Squibb Company, where he led translational medicine across all therapeutic areas spanning early discovery, development and commercialization. Prior to that, from 2015 to 2017, Dr. Saha was a venture partner at Atlas Venture where he held leadership positions with a number of its portfolio biotech companies, including as Chief Medical Officer of Synlogic, Inc. and as Chief Executive Officer of Delinia until its sale to Celgene Corporation. Earlier in his career, Dr. Saha was a management consultant in the pharmaceutical practice at McKinsey & Company and subsequently appointed director and head of the New Indications Discovery Unit at Novartis. Dr. Saha holds an M.D. and Ph.D. in cancer genetics from The Johns Hopkins School of Medicine. He is an alumnus of Harvard Business School and Oxford University, studying general management and biochemistry, respectively. Dr. Saha received a B.Sc. in biology from the California Institute of Technology (Caltech). We believe Dr. Saha is qualified to serve on our board of directors based on his biotech, pharmaceutical, and venture capital leadership experiences.

CORPORATE GOVERNANCE

Composition of Our Board of Directors

Our Board of Directors currently consists of eight members, all of whom were elected pursuant to the board composition provisions in our articles of association. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

Our Articles of Association provide that, our Board of Directors are divided into three classes, designated as “Class I”, “Class II” and “Class III”, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors and which serve staggered three-year terms. At each annual general meeting, the successors of directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Directors of the class retiring at the annual general meeting shall be eligible for re-appointment by ordinary resolution at such annual general meeting. At every subsequent annual general meeting any director who has been appointed by our Board of Directors since the last annual general meeting must retire from office and may offer themselves for reappointment by the shareholders by ordinary resolution.

Our Board of Directors has determined that all members of the Board of Directors, except Saurabh Saha M.D., Ph.D. are independent, as determined in accordance with the rules of Nasdaq. In making such independence determination, our Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence.

Our Nominating and Governance Committee and Board of Directors may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity and is not limited to race, gender or national origin. Whilst we take diversity very seriously, currently we have no formal policy regarding board diversity. Our Nominating and Governance committee’s and board of directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experiences and expertise relevant to our growth strategy.

Staggered Board

Our Articles of Association provide that our Board of Directors is divided into three classes, Class I, Class II and Class III, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board and which serve staggered three-year terms. At each annual general meeting, the successors of directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

•our Class I directors are Arjun Goyal, M.D., M.Phil., M.B.A. and Samarth Kulkarni, Ph.D. and their terms will expire at the AGM;

•our Class II directors are, Carol Stuckley, M.B.A., Brett Zbar, M.D., and Mathias Hukkelhoven, Ph.D., and their terms will expire at the annual general meeting to be held in 2026; and

•our Class III directors are Mary Lynne Hedley, Ph.D., Francesco De Rubertis, Ph.D., and Saurabh Saha, M.D. Ph.D., and their terms will expire at the annual general meeting to be held in 2027.

Our Articles of Association provide that the authorized number of directors may be changed only by ordinary resolution of the shareholders. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one third of the Board of Directors.

The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent shareholder efforts to effect a change of our management or a change in control.

Board’s Role in Risk Oversight

Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our risk that falls within the committee’s areas of responsibility.

In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Principal Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firm and our Principal Financial Officer. The Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to our Board of Directors regarding these activities.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors and employees. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which operates pursuant to a separate charter adopted by our Board of Directors which are available on Centessa’s website, https://investors.centessa.com. The composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, Nasdaq and SEC rules and regulations.

Audit Committee

Arjun Goyal, M.D., M.Phil., M.B.A., Carol Stuckley, M.B.A., and Mary Lynne Hedley, Ph.D. serve on the Audit Committee, which is chaired by Carol Stuckley, M.B.A. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board. Our Board of Directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable rules of Nasdaq. Our Board of Directors has designated Carol Stuckley, M.B.A. as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•recommending for appointment, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•reviewing the external audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements and the internal audit plan, if applicable;

•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•reviewing the adequacy of our internal control over financial reporting;

•establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•preparing the Audit Committee report required by the SEC rules to be included in our annual proxy statement;

•reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;

•reviewing earnings releases; and

•oversight of cybersecurity strategy and implementation plan.

Compensation Committee

Brett Zbar, M.D., Samarth Kulkarni, Ph.D. and Arjun Goyal, M.D., M.Phil., M.B.A. serve on the Compensation Committee, which is chaired by Brett Zbar, M.D. The Compensation Committee operates under a written Compensation Committee charter that has been adopted by the Board. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as that term is defined in the applicable rules of Nasdaq. The Compensation Committee’s responsibilities include:

•annually reviewing and recommending to our Board of Directors for their approval the corporate goals and objectives relevant to the compensation of our executive officers;

•evaluating the performance of our executive officers in light of the corporate goals and objectives approved by the board of directors and recommending to the board the compensation of such individuals;

•reviewing and establishing our overall management compensation, philosophy and policy;

•overseeing and administering our compensation and similar plans;

•evaluating and assessing potential current compensation advisors in accordance with the independence standards identified in the applicable rules of the Nasdaq Stock Market;

•retaining and approving the compensation of any compensation advisors;

•reviewing and approving our policies and procedures for the grant of equity-based awards;

•reviewing and making recommendations to the board of directors with respect to director compensation;

•preparing the compensation committee report required by the SEC rules, if and when required, to be included in our annual proxy statement;

•reviewing and discussing with management the compensation discussion and analysis, if and when required, to be included in our annual proxy statement or Annual Report on Form 10-K; and

•reviewing and discussing with the board of directors corporate succession plans for the Chief Executive Officer and other key officers.

In 2024, the Compensation Committee retained the services of Aon Radford, an independent compensation consultant, to assist the Compensation Committee with respect to compensation actions in 2024 with the goal of ensuring that our compensation arrangements for our Chief Executive Officer, our other senior executive officers and our non-executive directors were competitive.

Nominating and Corporate Governance Committee

Francesco De Rubertis, Ph.D., Mathias Hukkelhoven, Ph.D. and Samarth Kulkarni, Ph.D. serve on our Nominating and Corporate Governance Committee, which is chaired by Francesco De Rubertis, Ph.D. The Nominating and Corporate Governance Committee operates under a written Nominating and Corporate Governance Committee charter that has been adopted by the Board. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the applicable rules of Nasdaq. The Nominating and Corporate Governance Committee’s responsibilities include:

•developing and recommending to the board of directors criteria for board and committee membership;

•establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;

•identifying individuals qualified to become members of the board of directors;

•recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•developing and recommending to the board of directors a set of corporate governance guidelines; and

•overseeing the evaluation of the board of directors and management.

Our Board of Directors may establish other committees from time to time.

Corporate Governance

We have adopted a written Code of Business Conduct and Ethics (Code of Ethics) that applies to our directors, officers and employees, including our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, or persons performing similar functions. A current copy of the Code of Ethics is posted on the Corporate Governance section of our website, which is located at https://investors.centessa.com/corporate-governance/documents-charters. If we make any substantive amendments to, or grant any waivers from, the Code of Ethics for any officer, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, including through the use of search firms or other advisors, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our Board.

Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval to fill a vacancy or as director nominees for election to the Board of Directors by our shareholders each year in the class of directors whose term expires at the relevant annual general meeting.

The qualifications, qualities and skills that our Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board of Directors are as follows:

•The nominee shall have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.

•The nominee shall be highly accomplished in his or her respective field, with superior credentials and recognition.

•The nominee shall be well regarded in the community and shall have a long-term reputation for high ethical and moral standards.

•The nominee shall have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve.

•To the extent such nominee serves or has previously served on other boards, the nominee shall have a demonstrated history of actively contributing at board meetings.

We have no formal policy regarding board diversity. Our priority in selection of board members is identification of members who will further the interests of our shareholders through consideration of a number of facts and circumstances, including among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors.

Shareholder Recommendations and Nominees

Our Nominating and Corporate Governance Committee considers both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our Articles of Association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to our Company Secretary at the address below, or the Company’s registered office address from time to time, and providing evidence of the shareholder’s ownership of our ordinary shares and/or ADSs, the nominee’s name, home and business address, as well as the nominee’s detailed biographical data and qualifications for board membership, and information regarding any arrangements or understandings between the shareholder and the recommended candidate.

Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating and Corporate Governance Committee. Shareholders who desire to nominate persons directly for election to the Board at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Additional Information-Shareholder Proposals for 2025 Annual General Meeting.” Any vacancies on the Board of

Directors occurring between our annual general meetings of shareholders may be filled by persons selected by a majority of the directors then in office, in which case any director so elected will serve until the next annual general meeting of shareholders when such director will offer himself/herself for re-appointment, or by persons elected by an ordinary resolution of the shareholders of the Company.

You may write to the Nominating and Corporate Governance Committee at:

c/o Iqbal Hussain
Company Secretary
Centessa Pharmaceuticals plc
3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom

Director Attendance at Annual General Meeting of Shareholders

Directors are expected to try to attend our annual general meeting of shareholders to the extent practicable. All Directors other than Samarth Kulkarni attended our 2024 Annual General Meeting in person or remotely.

Shareholder Communication with the Board of Directors

Any interested party with concerns about our Company may report such concerns to the Board of Directors or the Chair of our Board of Directors and Nominating and Corporate Governance Committee. Communications may be addressed to the entire Board of Directors or to any individual director. All such communications will initially be received and processed by our Company Secretary. Spam, junk mail, advertisements and threatening, hostile, illegal and similar unsuitable communications will not be delivered to the Board. Shareholders can contact members of the Board of Directors by writing care of our Company Secretary at the Company’s registered office address at 3rd Floor, 1 Ashley Road, Altrincham, Cheshire WA14 2DT, United Kingdom.

A copy of any such written communication may also be forwarded to our external legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. We have also established a toll-free telephone number for the reporting of such activity, which is 833-731-1888.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our ordinary shares as of April 24, 2025 by:

•each of our directors;

•each of our named executive officers;

•all of our directors and executive officers as a group; and

•each person, or group of affiliated persons, who is known by us to beneficially own greater than 5.0% of our outstanding ordinary shares.

The column entitled “Shares Beneficially Owned” is based on a total of 133,598,369 of our ordinary shares outstanding as of April 24, 2025.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our ordinary shares. Ordinary shares subject to options that are currently exercisable or exercisable within 60 days of April 24, 2025 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the ordinary shares beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Centessa Pharmaceuticals plc, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, United Kingdom, WA14 2DT.

	Shares beneficially owned
Name and address of beneficial owner	Number	Percentage
5% or Greater Stockholders:
Entities affiliated with Medicxi(1)	19,963,157	14.94%
Entities affiliated with Index Ventures(2)	9,961,789	7.46%
Entities affiliated with General Atlantic(3)	9,681,818	7.25%
Directors and Named Executive Officers:
Francesco De Rubertis, Ph.D.	—	—%
Mary Lynne Hedley, Ph.D.(4)	304,474	0.23%
Samarth Kulkarni, Ph.D.(5)	304,474	0.23%
Carol Stuckley, M.B.A.(6)	304,474	0.23%
Arjun Goyal, M.D., M.Phil, M.B.A.(7)	160,570	0.12%
Brett Zbar, M.D.(8)	160,570	0.12%
Mathias Hukkelhoven(9)	141,333	0.11%
Saurabh Saha, M.D., Ph.D.(10)	4,990,669	3.60%
Gregory Weinhoff, M.D., M.B.A.(11)	1,254,715	0.93%
Iqbal Hussain(12)	884,716	0.66%
Tia Bush(13)	767,054	0.57%
Karen Anderson(14)	197,410	0.15%
John Crowley	—	—%
Steven Kanes, M.D., Ph.D.	—	—%
All directors and executive officers as a group (14 persons)	9,470,459	7.09%

(1)Consists of (a) 4,398,519 ordinary shares held by Medicxi Ventures I LP, a Jersey limited partnership (“Medicxi Ventures I”), (b) 55,677 ordinary shares held by Medicxi Co-Invest I LP, a Jersey limited partnership (“Medicxi Co-Invest I”), (c) 3,936,970 ordinary shares held by Medicxi Growth I LP, a Jersey limited partnership (“Medicxi Growth I”), (d) 93,526 ordinary shares held by Medicxi Growth Co-Invest I LP, a Jersey limited partnership (“Medicxi Growth Co-Invest I”), (e) 11,197,303 ordinary shares held by Medicxi Secondary I LP, a Jersey limited partnership (“Medicxi Secondary I”), and (f) 281,162 shares held by Medicxi Secondary Co-Invest I LP, a Jersey limited partnership (“Medicxi Secondary Co-Invest I” and, together with Medicxi Ventures I, Medicxi Co-Invest I, Medicxi Growth I, Medicxi Growth Co-Invest I, Medicxi Secondary I and Medicxi Secondary Co-Invest I, the “Medicxi Funds”). Medicxi Ventures I GP Limited, a Jersey limited liability company (“MVI GP”), is the sole managing general partner of Medicxi Ventures I and Medicxi Co-Invest I, and Medicxi Ventures Management (Jersey) Limited, a Jersey limited liability company (“Medicxi Manager”), is the sole manager of Medicxi Ventures I and Medicxi Co-Invest I. MVI GP and Medicxi Manager may be deemed to have voting and dispositive power over the shares held by Medicxi Ventures I and Medicxi Co-Invest I. Medicxi Growth I GP Limited, a Jersey limited liability company (“MGI GP”), is the sole managing general partner of Medicxi Growth I and Medicxi Growth Co-Invest I, and Medicxi Manager is the sole manager of Medicxi Growth I and Medicxi Growth Co-Invest I. MGI GP and Medicxi Manager may be deemed to have voting and dispositive power over the shares held by Medicxi Growth I and Medicxi Growth Co-Invest I. Medicxi Secondary I GP Limited, a Jersey limited liability company (“MSI GP”), is the sole managing general partner of Medicxi Secondary I and Medicxi Secondary Co-Invest I, and Medicxi Manager is the sole manager of Medicxi Secondary I and

Medicxi Secondary Co-Invest I. MSI GP and Medicxi Manager may be deemed to have voting and dispositive power over the shares held by Medicxi Secondary I and Medicxi Secondary Co-Invest I. Francois Chesnay, Andrew Wignall, Richard Lee, Giles Johnstone-Scott, Gailina Liew, and Nigel Crocker are members of the board of directors of the Medicxi Manager, and investment and voting decisions with respect to the shares held by the Medicxi Funds are made by such directors collectively. Medicxi Ventures (UK) LLP and Medicxi Ventures (Jersey) Limited act as sub-advisers to Index Ventures Life VI (Jersey) Limited, which acts as the adviser to Index Ventures Life VI (Jersey) LP, and as such the Medicxi Funds, Index Ventures Life VI (Jersey) LP and Yucca (Jersey) SLP may be deemed to be members of a “group” as defined in Rule 13d-5 of the Exchange Act (see note (2) below). The share ownership reported by the Medicxi Funds does not include any shares beneficially owned by Index Ventures Life VI (Jersey) LP and Yucca (Jersey) SLP, and each of the Medicxi Funds and their affiliates disclaim beneficial ownership of the securities beneficially owned by Index Ventures Life VI (Jersey) LP, Yucca (Jersey) SLP and their affiliates. The address of the principal business office of each of the Medicxi Funds is c/o Intertrust Fund Services (Jersey) Limited, 44 Esplanade, St. Helier, Jersey JE4 9WG.

(2)Consists of (i) 9,812,368 ordinary shares held by Index Ventures Life VI (Jersey) LP, a Jersey limited partnership (“Index Ventures Life VI”), and (ii) 149,421 ordinary shares held by Yucca (Jersey) SLP, a Jersey separate limited partnership (“Yucca”). Index Venture Life Associates VI Limited, a Jersey limited liability company (“Index Venture Life VI GP”), is the managing general partner of Index Ventures Life VI. Yucca administers the Index Ventures Life VI co-investment vehicle that is contractually required to mirror the investment in the shares by Index Ventures Life VI. Index Venture Life VI GP may be deemed to have voting and dispositive power over the shares held by Index Ventures Life VI and Yucca. David Hall, Phil Balderson, Brendan Boyle and Luke Aubert are members of the board of directors of Index Venture Life VI GP, and investment and voting decisions with respect to the shares held by Index Ventures Life VI are made by such directors collectively and investment and voting decisions with respect to the shares held by Yucca are deemed to be made by such directors collectively. Medicxi Ventures (UK) LLP and Medicxi Ventures (Jersey) Limited act as sub-advisers to Index Ventures Life VI (Jersey) Limited, which acts as the adviser to Index Ventures Life VI, and as such the Medicxi Funds, Index Ventures Life VI and Yucca may be deemed to be members of a “group” as defined in Rule 13d-5 of the Exchange Act (see note (1) above). The share ownership reported by Index Ventures Life VI and Yucca does not include any shares beneficially owned by the Medicxi Funds, and each of Index Ventures Life VI and Yucca and their affiliates disclaim beneficial ownership of the securities beneficially owned by the Medicxi Funds and their affiliates. The address of the principal business office of Index Ventures Life VI is c/o Intertrust Fund Services (Jersey) Limited, 44 Esplanade, St. Helier, Jersey JE4 9WG. The address of the principal business office of Yucca is c/o EFG Fund Administration Limited, 5th Floor, 44 Esplanade, St Helier, Jersey, JE1 3FG.

(3)Represents 9,681,818 ordinary shares held by General Atlantic UM B.V. (“GA UM”). GA UM is a wholly owned subsidiary of General Atlantic Coöperatief U.A. (“GA Coop UA”). The members that share beneficial ownership of the shares held by GA UM through GA Coop UA are the following General Atlantic investment funds (the “GA Funds”): General Atlantic Partners (Bermuda) IV, L.P. (“GAP Bermuda IV”), General Atlantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”), General Atlantic Partners (Lux), SCSp (“GAP Lux”) and General Atlantic Cooperatief, L.P. (“GA Coop LP”). The general partner of GAP Lux is General Atlantic GenPar (Lux) SCSp (“GA GenPar Lux”) and the general partner of GA GenPar Lux is General Atlantic (Lux) S.à r.l. (“GA Sarl”). The general partner of GAP Bermuda IV and GAP Bermuda EU and the sole shareholder of GA Sarl is General Atlantic GenPar (Bermuda), L.P. (“GenPar Bermuda”). GAP (Bermuda) L.P. (“GAP Bermuda”), which is controlled by the management committee of GASC MGP, LLC (the “Management Committee*”), is the general partner of GenPar Bermuda and GA Coop LP. The Management Committee is comprised of senior Managing Directors of General Atlantic, including CEO and Chairman William E. Ford, GA UM, GA Coop UA, GA GenPar Lux, GA Sarl, GenPar Bermuda, GAP Bermuda, and the GA Funds are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The mailing address of GA Coop LP, GAP Bermuda IV, GAP Bermuda EU, GenPar Bermuda, and GAP Bermuda is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The mailing address of GA Coop UA and GA UM is Prinsengracht 769, 1017 JZ, Amsterdam, Netherlands. The mailing address of GAP Lux, GA GenPar Lux and GA Sarl is Luxembourg is 412F, Route d’Esch, L-1471 Luxembourg. Each of the members of the Management Committee disclaims ownership of the shares except to the extent that he has a pecuniary interest therein. *The Management Committee is being renamed to the Partnership Committee, effective pending regulatory approvals.

(4)Consists of 304,474 ordinary shares underlying options directly held by Dr. Hedley exercisable within 60 days of April 24, 2025.

(5)Consists of 304,474 ordinary shares underlying options directly held by Dr. Kulkarni exercisable within 60 days of April 24, 2025.

(6)Consists of 304,474 ordinary shares underlying options directly held by Ms. Stuckley exercisable within 60 days of April 24, 2025.

(7)Consists of 160,570 ordinary shares underlying options directly held by Dr. Goyal exercisable within 60 days of April 24, 2025.

(8)Consists of 160,570 ordinary shares underlying options directly held by Dr. Zbar exercisable within 60 days of April 24, 2025. Dr. Zbar holds such options solely for the benefit of General Atlantic Service Company, L.P. Dr Zbar disclaims beneficial ownership of the options and the underlying ordinary shares, except to the extent of his pecuniary interest therein, if any.

(9)Consists of 141,333 ordinary shares underlying options directly held by Dr. Hukkelhoven exercisable within 60 days of April 24, 2025.

(10)Consists of (i) 7,167 ordinary shares held by Dr. Saha, (ii) 38,000 ordinary shares held by a trust, for which Dr. Saha and his spouse serve as trustees, and (iii) 4,945,502 ordinary shares underlying options directly held by Dr. Saha exercisable within 60 days of April 24, 2025.

(11)Consists of (i) 71,984 ordinary shares held by Dr. Weinhoff, (ii) 863,071 ordinary shares underlying options directly held by Dr. Weinhoff exercisable within 60 days of April 24, 2025, and (iii) 319,660 ordinary shares underlying options held by the Gregory Weinhoff 2017 Trust, a spousal lifetime access trust, exercisable within 60 days of April 24, 2025.

(12)Consists of (i) 39,961 ordinary shares held by Mr. Hussain, (ii) 5,500 ordinary shares held by Mr. Hussain’s spouse, and (iii) 839,255 ordinary shares underlying options directly held by Mr. Hussain exercisable within 60 days of April 24, 2025.

(13)Consists of (i) 74,528 ordinary shares held by Ms. Bush, and (ii) 692,526 ordinary shares underlying options directly held by Ms. Bush exercisable within 60 days of April 24, 2025.

(14)Consists of 4,035 ordinary shares held by Ms. Anderson and 193,375 ordinary shares underlying options directly held by Ms. Anderson exercisable within 60 days of April 24, 2025.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such executive officers, directors and 10% shareholders are also required by securities laws to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of these reports, or written representations from reporting persons, we believe that during the year ended December 31, 2024, our executive officers, directors and persons who own more than 10% of a registered class of our equity securities filed under Section 16(a) on a timely basis.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Other than the compensation arrangements described below under the sections “Director Compensation” and “Executive Compensation” and the transactions described below, since January 1, 2023, we were not a party to any transactions between us and certain “related persons”, which are generally considered to be our executive officers, directors, director nominees or 5% shareholders, or their immediate family members.

Within this section, we have calculated the dollar amounts using the historical exchange rate as of the closing date of each transaction. Other than compensation arrangements, we describe below transactions and series of similar transactions, since January 1, 2023, to which we were a party or will be a party, in which:

•the amounts involved exceeded or will exceed $120,000; and

•any of our directors, executive officers or holders of more than 5% of our share capital, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into a deed of indemnity with those executive officers who are not directors. These agreements and our Articles of Association require us to indemnify our executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such an executive officer to the fullest extent permitted by law.

In addition, we have previously entered into deeds of indemnity with our directors. These agreements will, among other things, indemnify our directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director to the fullest extent permitted by law.

Registration Rights

On January 29, 2021, we entered into a Registration Rights Agreement, as amended to date, which we refer to as our registration rights agreement, with certain holders of our outstanding convertible preferred shares and our ordinary shares, including entities with which certain of our directors are affiliated. Pursuant to the registration rights agreement, certain holders of our ordinary shares issued upon the conversion of our convertible preferred shares and all ordinary shares held by the entities affiliated with Medicxi and the entities affiliated with Index Ventures (the “Registrable Securities”) are entitled to rights with respect to the registration of these securities under the Securities Act of 1933, as amended (the “Securities Act”). The registration rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights.

Demand Registration Rights

Beginning on November 23, 2021, the holders of a majority of the Registrable Securities then outstanding are entitled to demand registration rights. Under the terms of the registration rights agreement, we will be required, upon the written request of holders of a majority of these securities to file a registration statement, with respect to at least 40% of the Registrable Securities then outstanding (or a lesser percentage, if the anticipated aggregate offering price would exceed $10.0 million) and use best efforts to effect the registration of all or a portion of these shares for public resale. We are required to effect only two registrations pursuant to this provision of the registration rights agreement.

Short-Form Registration Rights

Pursuant to the registration rights agreement, if we are eligible to file a registration statement on Form F-3 or Form S-3, upon the written request of holders of at least 10% of the Registrable Securities then outstanding having an anticipated aggregate offering price of at least $4.0 million, we will be required to effect a registration of such Registrable Securities. We are required to effect only two registrations in any twelve month period pursuant to this provision of the registration rights agreement. The right to have such shares registered on Form F-3 or Form S-3 is further subject to other specified conditions and limitations.

Piggyback Registration Rights

Pursuant to the registration rights agreement, if we register any of our securities either for our own account or for the account of other security holders, other than in connection with our initial public offering or a registration for any employee benefit plan, corporate reorganization, or the offer or sale of debt securities, the holders of the Registrable

Securities (for so long as they are a party to the registration rights agreement) are entitled to include their shares in the registration. Subject to certain exceptions contained in the registration rights agreement, we and the underwriters may limit the number of Registrable Securities included in the underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.

Indemnification

Our registration rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of Registration Rights

The registration rights granted under the registration rights agreement will terminate on the earlier of (i) June 2, 2025, which is the fourth anniversary of the completion of the initial public offering, (ii) such time as all relevant ordinary shares may be sold pursuant to Rule 144 without limitation during a 90 day period without registration and (iii) the closing of a share sale.

Related Person Transaction Policy

We have adopted a written related party transactions policy that such transactions must be approved by our Audit Committee. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which the related person has a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of any class of our voting securities, and their immediate family members.

DIRECTOR COMPENSATION

In connection with our initial public offering, our Board of Directors adopted a non-employee director compensation policy. The policy is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each director who is not an employee will be paid cash compensation from and after the completion of our initial public offering, as set forth below:

Annual Retainer
Board of Directors:
Members	$40,000
Additional retainer for non-executive chair	$30,000
Audit Committee:
Members (other than chair)	$10,000
Retainer for chair	$20,000
Compensation Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000

In addition, the non-employee director compensation policy provides that, upon initial election to our Board of Directors, each non-employee director will be granted an option to purchase such number of ordinary shares equal to $900,000 in fair value on the date of grant using a Black-Scholes option pricing model, or the Initial Grant (as defined below). The Initial Grant will vest in 36 equal monthly installments over three years from the grant date, subject to continued service as a director through the applicable vesting date. Furthermore, on the date of each annual meeting of shareholders following the completion of our initial public offering, each non-employee director who continues as a non-employee director following such meeting will be granted an option to purchase such number of ordinary shares equal to $523,000 in fair value on the date of grant using a Black-Scholes option pricing model, or the Annual Grant (as defined below). The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of shareholders, subject to continued service as a director through the applicable vesting date. Such awards are subject to full accelerated vesting upon the sale of the company. The Board of Directors has since revised the amount of the non-employee director Initial Grant and Annual Grant such that, effective 19 May 2022, upon initial election to our Board of Directors, each non-employee director will be granted an option to purchase 80,000 ordinary shares and on the date of each annual meeting of shareholders following the completion of our initial public offering, each non-employee director who continues as a non-employee director following such meeting will be granted an option to purchase 40,000 ordinary shares.

The grant date fair value of all equity awards and all other cash compensation paid by us to any non-employee director in any calendar year for services as a non-employee director shall not exceed $1,000,000 in the first year and $750,000 each year thereafter.

We will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the board of directors and committees thereof.

DIRECTOR COMPENSATION TABLE

The following table presents the total compensation for each of our non-employee directors who served as a member of our Board of Directors during the fiscal year ended December 31, 2024. Dr. De Rubertis, who is our Chair of the Board, waived his non-employee director compensation. Dr. Saha, who is our Chief Executive Officer, did not receive any additional compensation for his service as a director. The compensation received by Dr. Saha, as a named executive officer of the Company, is presented in the “2024 Summary Compensation Table” in the “Executive Compensation” section below. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity or non-equity awards to or reimburse any expenses of, any of our non-employee directors in 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All other Compensation ($)	Total ($)
Francesco De Rubertis, Ph.D.(2)	—	—	—	—	—
Arjun Goyal, M.D., M.Phil, M.B.A.(3)	57,500	—	287,242	—	344,742
Brett Zbar, M.D.(4)	55,000	—	287,242	—	342,242
Mary Lynne Hedley, Ph.D.(5)	50,000	—	287,242	—	337,242
Samarth Kulkarni, Ph.D.(6)	52,500	—	287,242	—	339,742
Carol Stuckley, M.B.A.(7)	60,000	—	287,242	—	347,242
Mathias Hukkelhoven, Ph.D.(8)	45,000	—	287,242	—	332,242

(1)The amounts reported represent the aggregate grant date fair value of the stock options granted to our non-employee directors during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in note 8 of our consolidated financial statements included in our Form 10-K. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our non-employee directors upon the exercise of the awards or any sale of the underlying shares of the ADSs.

(2)Dr. De Rubertis waived his entitlement to receive equity awards in 2024.

(3)As of December 31, 2024, Dr. Goyal held options to purchase 208,570 shares of our ADSs.

(4)As of December 31, 2024, Dr. Zbar held options to purchase 208,570 shares of our ADSs.

(5)As of December 31, 2024, Dr. Hedley held options to purchase 352,474 shares of our ADSs.

(6)As of December 31, 2024, Dr. Kulkarni held options to purchase 352,474 shares of our ADSs.

(7)As of December 31, 2024, Ms. Stuckley held options to purchase 352,474 shares of our ADSs.

(8)As of December 31, 2024, Dr. Hukkelhoven held options to purchase 192,000 shares of our ADSs.

EXECUTIVE OFFICERS OF THE COMPANY

Below is a list of our executive officers and their positions and ages as of April 24, 2025. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Position(s)
Saurabh Saha, M.D., Ph.D.	48	Chief Executive Officer and Director
John Crowley	51	Chief Financial Officer
Gregory Weinhoff, M.D., M.B.A.	54	Chief Business Officer
Tia Bush	54	Chief Technology and Quality Officer
Steven Kanes, M.D., Ph.D.	60	Chief Medical Officer
Iqbal Hussain	44	General Counsel
Karen Anderson	58	Chief People Officer

Saurabh Saha, M.D., Ph.D. For biographical information regarding Dr. Saha, please refer to “Board of Directors and Corporate Governance - Continuing Directors.”

Gregory Weinhoff, M.D., M.B.A., has served as our Chief Business Officer since June 2024 and served as Chief Financial Officer from March 2021 to June 2024. Previously, Dr. Weinhoff served as co-Founder, Chief Financial Officer and Chief Business Officer of Arvelle Therapeutics, B.V. from February 2019 to February 2021. Dr. Weinhoff also served as Chief Financial Officer of Axovant Sciences, Inc. from August 2015 to June 2019. Dr. Weinhoff was employed by Collinson Howe Venture Partners, an investment advisory firm, from 2001 until August 2015 and during that time served as a Member of the General Partners of various CHL Medical Partners affiliated venture capital funds. From 2000 to 2001, he was a senior associate at J. H. Whitney & Co., a private equity firm, where he concentrated on private equity investments in healthcare technology and services companies. Prior to his graduate training, Dr. Weinhoff was a financial analyst in the Healthcare Corporate Finance Group at Morgan Stanley & Co., an investment bank. Dr. Weinhoff received his A.B. in economics from Harvard College, his M.D. from Harvard Medical School and his M.B.A. from Harvard Business School.

Tia Bush has served as our Chief Technology and Quality Officer since March 2023 having joined Centessa as the Chief Quality Officer in May 2021. In her role Ms. Bush oversees all Quality functions, CMC (Chemistry, Manufacturing and Controls), Supply Chain and Drug Formulation. From January 1993 to May 2021, Ms. Bush has served in various roles of increasing responsibility at Amgen, Inc., most recently as Chief Quality Officer and Senior Vice President, Global Quality/EHSS. In this role, she led Amgen’s Global GxP Quality and Environmental, Health, Safety and Sustainability organization with responsibility for developing, maintaining, and continuously improving the quality management and EHSS management system at Amgen. Other roles included Vice President, Amgen Rhode Island Manufacturing Site Operations, Quality Site Head and Vice President, Operations Quality at Juncos, Puerto Rico and Drug Product Quality Executive Director. Ms. Bush earned a B.A. in Biological Sciences and Minor, Chemistry from the University of Southern California in 1992.

Iqbal Hussain has served as our General Counsel and Chief Compliance Officer since February 2021 and as our Company Secretary since April 2021. Prior to that, Mr. Hussain served as a Partner in the Global Corporate Group at Reed Smith LLP from September 2019 to January 2021, where he led Reed Smith’s Life Sciences corporate practice across EMEA. Before joining Reed Smith, Mr. Hussain held roles at Johnson & Johnson, from February 2014 to August 2019, where he served initially as Senior Counsel and subsequently as Legal Director of Mergers & Acquisitions. Mr. Hussain began his career at Slaughter and May where he advised clients on public and private M&A, from August 2005 until January 2012. Between January 2012 and February 2014, Mr. Hussain was a Senior Associate in the Corporate M&A team at Ropes & Gray LLP. Mr. Hussain received an LLB from the University of Sheffield in 2004 and completed his post graduate legal education at the Oxford Institute of Legal Practice in 2005.

Karen Anderson has served as our Chief People Officer since November 2022. Ms. Anderson has extensive experience in the biotech and pharmaceutical industry having been the Chief Human Resources Officer for Alnylam Pharmaceuticals from 2014 to 2019 where she was instrumental in supporting the build out of late-stage development, commercial readiness and a dedicated manufacturing facility. Prior to Alnylam, Ms. Anderson was a Vice President of HR for Biogen, supporting R&D and spent almost 10 years with Pfizer supporting both R&D and the Global Commercial businesses. Earlier in her career, Ms. Anderson specialized in Compensation and Mergers & Acquisitions through her roles at Bayer and Baxter. Immediately prior to joining Centessa, Ms. Anderson was the Chief Human Resources Officer for Mimecast, a technology-based company dedicated to cybersecurity. Ms. Anderson holds a BA in Psychology/Labor Relations and a Masters in Organization Development.

John Crowley has served as our Chief Financial Officer since June 2024. He has over 20 years of global finance and operational experience in the life sciences industry. He most recently served as Chief Financial Officer of Fusion Pharmaceuticals until its acquisition by AstraZeneca in June 2024. He also previously served as Executive Vice President and Chief Financial Officer of Merus, Inc. Prior to Merus, Mr. Crowley was Corporate Senior Vice President, Corporate Controller and Chief Accounting Officer of Charles

River Laboratories, Inc. Previously, Mr. Crowley held senior corporate finance positions at Ironwood Pharmaceuticals, Inc., Vertex Pharmaceuticals, Inc., and Sunovion Pharmaceuticals, Inc., where he supported several commercial launches, financings, and business development transactions in rapidly growing companies. Mr. Crowley is a Certified Public Accountant and graduated Summa Cum Laude from Babson College with BS degrees in both Economics and Accountancy.

Steven Kanes, M.D., Ph.D. has served as our Chief Medical Officer of Centessa since January 2025. Dr. Kanes is a Neuropsychiatrist with a career in neuroscience, clinical psychiatry, and neuroscience drug development spanning more than 30 years. He served as Chief Medical Officer of Sage Therapeutics from 2013 to 2021, where he led the successful clinical development of ZULRESSO® (brexanolone), the first-ever treatment approved for Postpartum Depression (PPD), along with the buildout of the development organization and Sage Therapeutics’ broad neuroscience portfolio. Most recently, Dr. Kanes was Chief Executive Officer of EmbarkNeuro, a neuroscience focused biotech company focussed on delivering novel personalized treatments for major depression. Earlier in his career, Dr. Kanes was Executive Director in Clinical Development in the Inflammation, Neuroscience and Respiratory therapeutic areas at AstraZeneca where he played key roles in early development, translational science, and a faculty member of the University of Pennsylvania Department of Psychiatry. Dr. Kanes received both his Ph.D. in Molecular and Cellular Pharmacology and his MD from the Stony Brook University Renaissance School of Medicine and completed his residency training in the Yale University School of Medicine Department of Psychiatry and postdoctoral fellowship at the University of Pennsylvania.

NAMED EXECUTIVE OFFICER COMPENSATION

The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2024 and December 31, 2023 to our Chief Executive Officer and our two next most highly compensated executive officers (our named executive officers). Included in the Summary Compensation Table are the following:

Named Executive Officers:

•Saurabh Saha, M.D., Ph.D., our Chief Executive Officer;

•John Crowley, our Chief Financial Officer; and

•Iqbal Hussain, our General Counsel.

2024 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Plan Compensation ($)	All Other Compensation ($)(7)	Total ($)
Saurabh Saha, M.D., Ph.D. (1) Chief Executive Officer	2024	669,982	544,005	1,155,042	3,180,291	—	13,800	5,563,120
	2023	652,050	376,559	813,890	850,175	—	13,200	2,705,874
John Crowley (2) Chief Financial Officer	2024	295,313	153,125	—	3,672,311	—	—	4,120,748
	2023	—	—	—	—	—	—	—
Iqbal Hussain (3) General Counsel	2024	487,527	264,708	340,425	937,326	—	16,340	2,046,325
	2023	452,711	200,770	258,335	269,897	—	—	1,181,713

(1)Dr. Saha commenced employment with us on January 18, 2021. His annual base salary for 2024 was $671,611.

(2)Mr. Crowley commenced employment with us on June 10, 2024. His annual base salary for 2024 was $525,000 and was pro-rated accordingly for 2024. Mr. Crowly’s discretionary bonus for 2024 was pro-rated based on his start date.

(3)Mr. Hussain commenced employment with us on February 1, 2021. Mr. Hussain’s base salary and discretionary bonus were denominated in Pound Sterling (GBP). The amounts were translated into U.S. dollars at the exchange rate of GBP into U.S. dollar at the time of payment. His annual base salary for 2024 was £383,399.

(4)The amounts reported represent discretionary bonuses earned by our named executive officers during the applicable fiscal year based upon their achievement of goals as determined by the Compensation Committee.

(5)The amount reported represent the aggregate grant date fair value of the restricted stock units granted to our named executive officers during the applicable fiscal year, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the restricted stock unit reported in this column are set forth in note 8 of our consolidated financial statements included in this annual report on Form 10-K. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our named executive officer upon the vesting of the units or any sale of the underlying shares of the ADSs.

(6)The amounts reported represent the aggregate grant date fair value of the stock options granted to our named executive officers during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in note 8 of our consolidated financial statements included in this annual report on Form 10-K. The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our named executive officers upon the exercise of the awards or any sale of the underlying shares of the ADSs.

(7)The amounts reported represents the Company’s portion of the executive’s 401(k) plan account contributions for Dr. Saha and Mr. Crowley, and the Company’s portion of the executive’s Group Plan (as defined below) account contributions for Mr. Hussain.

Narrative to 2024 Summary Compensation Table

Base Salaries

The annual base salaries for Dr. Saha, Mr. Crowley and Mr. Hussain for the fiscal year ended December 31, 2024 were $671,611, $525,000 and £383,399, respectively. Additionally, our Compensation Committee reviews the base salaries of our executive officers, including our named executive officers, from time to time and makes recommendations for adjustments for approval by our Board of Directors as it determines to be reasonable and necessary to reflect the scope of the executive officer’s performance, contributions, responsibilities, experience, prior salary level, position (in the case of a promotion) and market conditions, including base salary amounts relative to similarly situated executive officers at peer group companies.

Bonuses

We have granted cash bonuses to our key executives, including the named executive officers, pursuant to the Company’s Senior Executive Cash Incentive Bonus Plan (the “Incentive Plan”). The Incentive Plan provides for bonus payments based upon the attainment of performance objectives established by the Compensation Committee and related to individual and financial and operational metrics with respect to the Company or any of its subsidiaries. In 2024, our Board of Directors considered certain goals in determining annual bonuses, including: non-clinical and clinical advancement of individual program development goals, establishment of high performance teams, infrastructure and corporate governance framework and achievement of financial budget goals. For the fiscal year ended December 31, 2024, the target annual bonuses for Dr. Saha, Mr. Crowley and Mr. Hussain were 60%, 40% and 40%, respectively, of the applicable named executive officer’s annual base salary. For the fiscal year ended December 31, 2024, the Compensation Committee, at their discretion, determined that bonuses would be paid at 135% of target based on NEOs’ performance and achievement of corporate goals and objectives. As indicated below, the bonus amount paid to Mr. Crowley was pro-rated based on his June 2024 start date pursuant to his employment agreement.

Equity Compensation

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our NEOs. In addition, we believe that equity grants promote executive retention because they incentivize our executive officers to remain in our employment during the vesting period. During the fiscal year ended December 31, 2024, we granted restricted stock units and stock option awards to Dr. Saha and Mr. Hussain and stock option awards to Mr. Crowley, as described in more detail in the “Outstanding Equity Awards at Fiscal 2024 Year-End” table. These grants are subject to our 2021 Stock Option and Incentive Plan.

Perquisites or Personal Benefits

Perquisites or other personal benefits are not a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our named executive officers.

Retirement Plans

In the U.S., we maintain a tax-qualified retirement plan (the “401(k) Plan”) that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual Internal Revenue Code limits. We provide matching contributions under the 401(k) Plan up to the IRS limits. In 2024, we provided a matching contribution of 4% of compensation to plan participants. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan.

In the UK, we maintain a Group Personal Pension Scheme through Aviva (“Group Plan”), in which UK employees are automatically enrolled. We make an employer contribution equivalent to 4% of employee basic annual salary to participants. Participating employees are required to make an employee contribution of 4% of basic annual salary. The Group Plan is a Qualifying Workplace Pension Scheme, providing that the employee meets the following requirements: Aged 22 and above, earning over £10,000 per annum, ordinarily resident in the United Kingdom.

Centessa’s scheme is a ‘defined contribution’ arrangement. This means that contributions from both the employee and the employer are deposited into the employee’s plan. The employee decides how to invest this money during scheme membership, then use the amount built up in the plan to provide benefits upon retirement. Contributions are taken from net salary (after calculation of tax and national insurance). Centessa then pays the contribution to Aviva, who will automatically add basic rate tax relief of 20% to the employee’s contribution (to replace the taxes already deducted during payroll).

Executive Employment Arrangements

We have entered into an offer letter or employment agreement with each of the named executive officers, which set forth the terms and conditions of their employment. Each named executive officer has also entered into our standard proprietary information and inventions agreement.

Dr. Saurabh Saha, M.D., Ph.D. On March 29, 2022, we entered into an employment agreement with Dr. Saha (the “Saha Employment Agreement”). Dr. Saha’s current base salary for 2025 is $685,000 and he is eligible to earn a target annual bonus of sixty percent (60%) of his base salary. During calendar year 2024, we increased Dr. Saha’s base salary from $652,050 to $671,612. The Saha Employment Agreement provides that if we terminate Dr. Saha’s employment outside of the one year period following a sale event (as defined in the Centessa Pharmaceuticals plc 2021 Stock Option and Incentive Plan, or the 2021 Plan) without cause, or Dr. Saha resigns for good reason, Dr. Saha will receive the following: (i) 12 months’ salary continuation; and (ii) payment of the employer portion of COBRA premiums until the earliest of (A) the first anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. The Saha Employment Agreement further provides that if Dr. Saha’s employment is terminated by us other than for cause, or by Dr. Saha for good reason within the one year period following a sale event, Dr. Saha will receive the following: (i) a lump sum payment equal to the sum of (A) 18 months of his then-current base salary and (B) 150% of his target bonus for the year of termination; (ii) 100% acceleration of equity awards granted on or after February 1, 2022 that are subject solely to time-based vesting (awards granted prior to February 1, 2022 will continue in accordance with their terms and any such awards subject to time-based vesting conditions shall fully accelerate upon a sale of the Company); and (iii) payment of the employer portion of COBRA premiums until the earliest of (A) the 18-month anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment. In addition, the Saha Employment Agreement provides that if any payments or benefits received by Dr. Saha or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Code and be subject to excise taxes imposed by Section 4999 of the Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount is higher.

Mr. John Crowley. On June 5, 2024, we entered into an employment agreement with John Crowley (the “Crowley Employment Agreement”). Mr. Crowley’s current base salary is $525,000 and he is eligible to earn a target annual bonus of forty percent (40%) of his base salary. The Crowley Employment Agreement provides that if we terminate Mr. Crowley’s employment outside of the one year period following a sale event (as defined in the Centessa Pharmaceuticals plc 2021 Stock Option and Incentive Plan, or the 2021 Plan) without cause, or Mr. Crowley resigns for good reason, Mr. Crowley will receive the following: (i) 12 months’ salary continuation; and (ii) payment of the employer portion of COBRA premiums until the earliest of (A) the first anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for health insurance coverage in connection with new employment. The Crowley Employment Agreement further provides that if Mr. Crowley’s employment is terminated by us other than for cause, or by Mr. Crowley for good reason within the one year period following a sale event, Mr. Crowley will receive the following: (i) a lump sum payment equal to the sum of (A) 12 months of his then-current base salary and (B) 100% of his target bonus for the year of termination; (ii) 100% acceleration of equity awards that are subject solely to time-based vesting; and (iii) payment of the employer portion of COBRA premiums until the earliest of (A) the 12-month anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for health insurance coverage in connection with new employment. In addition, the Crowley Employment Agreement provides that if any payments or benefits received by Mr. Crowley or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Code and be subject to excise taxes imposed by Section 4999 of the Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount is higher.

Mr. Iqbal Hussain. On March 30, 2022, we entered into an employment agreement with Mr. Hussain (the “Hussain Employment Agreement”), the terms of which we have agreed will continue to apply, through an employer-of-record, following Mr. Hussain’s relocation outside the U.K. in February 2025. During calendar year 2024, we increased Mr. Hussain’s base salary from £355,617 to £383,399, and he is eligible to earn a target annual bonus of forty percent (40%) of his base salary. The Hussain Employment Agreement provides that if we terminate Mr. Hussain’s employment outside of the one year period following a sale event (as defined in the Centessa Pharmaceuticals plc 2021 Stock Option and Incentive Plan, or the 2021 Plan) without cause, or Mr. Hussain resigns for good reason, Mr. Hussain will receive 12 months’ salary continuation. The Hussain Employment Agreement further provides that if Mr. Hussain’s employment is terminated by us other than for cause, or by Mr. Hussain for good reason within the one year period following a sale event, Mr. Hussain will receive the following: (i) a lump sum payment equal to the sum of (A) 12 months of his then-current base salary and (B) 100% of his target bonus for the year of termination; and (ii) in accordance with our severance policy, 100% acceleration of equity awards granted on or after February 1, 2022 that are subject solely to time-based vesting (awards granted prior to February 1, 2022 will continue in accordance with their terms and any such awards subject to time-based vesting conditions shall fully accelerate upon a sale of the Company). In addition, the Hussain Employment Agreement provides that if any payments or benefits received by Mr. Hussain or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Code and be subject to excise taxes imposed by Section 4999 of the Code, such amount will either be delivered in full or reduced so as not to be subject to excise taxation, whichever amount is higher.

Executive Severance Plan

In June 2021, our Board of Directors adopted an Executive Severance Plan, or the Severance Plan, in which our named executive officers, and certain other executives, participated. The severance terms outlined in the employment agreements entered into with Dr. Saha in March 2022, Mr. Crowley in June 2024 and Mr. Hussain in March 2022 supersede the terms outlined in the Severance Plan for these named executive officers as of the effective date of such employment agreements (as further described above).

The Severance Plan provides that upon a termination by us for any reason other than for “cause,” as defined in the Severance Plan, death or “disability,” as defined in the Severance Plan, or resignation for “good reason”, as defined in the Severance Plan, in each case outside of the change in control period (i.e., the period of one year after a “change in control,” as defined in the Severance Plan), an eligible participant will be entitled to receive, subject to the execution and delivery of an effective release of claims in favor of the Company and continued compliance with all applicable restrictive covenants, (i) 12 months of “base salary” (i.e., the higher of the annual base salary in effect immediately prior to the date of termination or the annual base salary in effect for the year immediately prior to the year in which the date of termination occurs) for our Chief Executive Officer, 12 months for Tier 2 officers (which is determined by the plan administrator and includes the named executive officers other than the Chief Executive Officer) and 6 months for Tier 3 officers (which is determined by the plan administrator) and (ii) 12 months of benefits continuation for our Chief Executive Officer, 12 months of benefits continuation for Tier 2 officers and 6 months of benefits continuation for Tier 3 officers. The payments under (i) and (ii) will be paid in substantially equal installments in accordance with our payroll practice over 12 months for our Chief Executive Officer, 12 months for Tier 2 officers and 6 months for Tier 3 officers.

The Severance Plan also provides that upon a (A) termination by us other than for cause, death or disability or (B) resignation for good reason, in each case within the change in control period, an eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to the execution and delivery of an effective release of claims in favor of the Company and continued compliance with all applicable restrictive covenants, (I)(a) a lump sum amount equal to 18 months of the base salary and 150% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) and 18 months of benefits continuation for our Chief Executive Officer, (b) 12 months of the base salary and 100% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) and 12 months of benefits continuation for our Tier 2 officers and (c) 9 months of the base salary and 75% of the target annual bonus in effect immediately prior to the date of termination (or immediately prior to the change in control, if higher) and 9 months of benefits continuation for our Tier 3 officers and (II) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that the performance conditions applicable to any outstanding and unvested equity awards subject to performance-based vesting will be deemed satisfied at the target level specified in the terms of the applicable award agreement.

The payments and benefits provided under the Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the participant.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Compensation Recovery Policy

On October 26, 2022, the SEC adopted regulations (the “final rules”) implementing Section 10D of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. New Exchange Act Rule 10D-1 required U.S. national stock exchanges, including Nasdaq, to adopt new listing standards that will require listed companies to adopt and comply with policies that provide for the recovery of incentive-based compensation received by current or former executive officers based on any misstated financial reporting measure if the company is required to prepare an accounting restatement. This so-called compensation recovery or “clawback” policy must provide for recovery of the amount of pre-tax incentive-based compensation received during the three-year period preceding the date the company is required to prepare the accounting restatement that exceeds the amount that would have been received based on the restated financial reporting measure, subject to very limited exceptions for instances in which recovery would be impracticable. For incentive-based compensation based on stock price or total shareholder return, which must be covered by the clawback policy, the amount of compensation to be recovered must be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the incentive-based compensation was received. On June 9, 2023, the SEC approved, on an accelerated basis, Nasdaq’s proposed listing standards implementing the SEC’s Dodd-Frank rules covering the recovery of erroneously awarded compensation. The listing standards become effective on October 2, 2023.

In October, 2023, in compliance with the rules issued by the SEC under the Exchange Act, and the Nasdaq Stock Market, the Company adopted a Compensation Recovery Policy which provides that if the Company makes compensation awards to executive officers and/or certain other senior employees of the Company (collectively, “Officers”) based on achievement of certain financial measures (e.g., revenue, stock price performance), and then later needs to restate its financial statements, then the Company is required to recover from such Officers the excess compensation that they would not have been entitled to if there had been no restatement. The Compensation Recovery Policy is administered by the Compensation Committee of the Company’s Board of Directors.

Awards under the annual bonus and the Amended and Restated 2021 Stock Option and Incentive Plan made after the 2022 AGM are subject to malus and clawback provisions which permit the compensation committee of the Board of Directors (the “Compensation Committee”), in its discretion, to reduce the size (including to zero) of any future bonus or share award granted to an Executive Director, to reduce the size (including to zero) of any granted but unvested share award. The circumstances in which the Company may apply the malus and clawback provisions are the discovery of a material misstatement of financial results, a miscalculation or error in assessing the performance condition applying to the award, or in the event of serious misconduct committed by the executive director.

In respect of cash bonus payments, the malus and clawback provisions apply for one year from the date of payment of the bonus (or, if later, the date of publication of the Company’s financial results for the year following the relevant year over which the bonus was earned).

In respect of share awards under the Amended and Restated 2021 Stock Option and Incentive Plan, malus and clawback provisions apply up until the first anniversary of the date on which the relevant award vests, although the Compensation Committee may extend this period for a further two years if there is an ongoing investigation into the circumstances of any event that, if determined to have occurred, would permit the Compensation Committee to operate the malus and clawback provisions.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards of our named executive officers as of December 31, 2024. The market value of the shares in the following table is the fair value of such shares at December 31, 2024.

	Option Awards (1)							Stock Awards (1)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Saurabh Saha, M.D., Ph.D. Chief Executive Officer	2/19/2021	3,782,621	86,864	(3)	—	$5.84	2/19/2031	—		—
	2/1/2022	531,250	218,750	(4)	—	$9.53	2/1/2032	—		—
	2/1/2023	144,375	170,625	(4)	—	$3.85	2/1/2033	—		—
	2/1/2023	—	—		—	$—	—	158,550	(5)	$2,655,713
	2/1/2024	120,167	456,633	(4)	—	$8.01	2/1/2034	—		—
	2/1/2024	—	—		—	$—	—	144,200	(5)	$2,415,350
John Crowley Chief Financial Officer	7/1/2024	—	600,000	(3)		$8.80	7/1/2034	—		—
Iqbal Hussain General Counsel	2/19/2021	313,661	13,898	(3)	—	$5.84	2/19/2031	—		—
	4/20/2021	159,831	6,948	(3)	—	$9.42	4/20/2031	—		—
	5/27/2021	95,834	4,166	(3)	—	$20.00	47,995	—		—
	2/1/2022	113,334	46,666	(4)	—	$9.53	2/1/2032	—		—
	2/1/2023	45,833	54,167	(4)	—	$3.85	2/1/2033	—		—
	2/1/2023	—	—		—	$—	—	50,325	(5)	$842,944
	2/1/2024	35,417	134,583	(4)	—	$8.01	2/1/2034	—		—
	2/1/2024	—	—		—	$—	—	42,500	(5)	$711,875

(1)Each equity award was granted under the Company’s 2021 Stock Option and Incentive Plan, or the 2021 Plan.

(2)Represents the fair market value of shares as of December 31, 2024 based upon the closing market price of our ADSs on December 29, 2024, the last trading day of 2024, of $16.75 per share.

(3)The shares underlying these options vest as follows: 25% on the one-year anniversary of the vesting commencement date, and the remaining 75% vest in 36 equal monthly installments on the first day of each month thereafter, in each case subject to the applicable named executive officer’s continued service through the applicable vesting date. In addition, the shares underlying these options are subject to the potential acceleration provisions described above under section ‘Executive Employment Arrangements’.

(4)The shares underlying these options vest in 48 equal monthly amounts beginning March 1 of the year it was granted. In addition, the shares underlying these options are subject to the potential acceleration provisions described above under section ‘Executive Employment Arrangements’.

(5)Restricted stock units granted in 2023 and 2024, vest in four equal annual installments beginning on the anniversary of the vesting commencement date.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the accounting and financial reporting processes of Centessa Pharmaceuticals plc (the “Company”) and the audits of the Company’s financial statements, evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee charter that has been adopted by the Board of Directors of the Company (the “Board”). All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by Nasdaq and the SEC, and the Board has determined that Carol Stuckley, M.B.A. is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K.

The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the financial year ended December 31, 2024. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes.

The Audit Committee also reviewed with KPMG LLP (“KPMG US”), our independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communication with Audit Committees.

The Audit Committee has received the written disclosures and the letter from KPMG US required by the applicable requirements of the PCAOB regarding communications with the audit committee concerning independence. The Audit Committee has discussed with KPMG US its independence from management and the Company.

In addition to the matters specified above, the Audit Committee discussed with KPMG US the overall scope, plans and estimated costs of their audit. The Committee met with KPMG US periodically, with and without management present, to discuss the results of KPMG US’s examinations, the overall quality of the Company’s financial reporting and KPMG US’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

In reliance on the reviews and discussions referred to above, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the financial year ended December 31, 2024.

The Audit Committee of the Board
Carol Stuckley, M.B.A., Chairperson Arjun Goyal, M.D., M.Phil., M.B.A. Mary Lynne Hedley, Ph.D

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

DELIVERY OF PROXY MATERIALS

Our Annual Report on Form 10-K for the financial year ended December 31, 2024 (the “Annual Report”) accompanies this proxy statement. Copies of our Annual Report and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the SEC at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy materials, including this proxy statement and our Annual Report, by delivering a single set of proxy materials to an address shared by two or more Company shareholders or ADS holders, a practice known as “householding.” This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders or ADS holders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder or ADS holder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder or ADS holders at a shared address to which a single copy of the proxy materials was delivered. If you are an ordinary shareholder of record and prefer to receive separate copies of proxy materials either now or in the future, please contact Iqbal Hussain, Company Secretary, Centessa Pharmaceuticals plc, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire WA14 2DT, United Kingdom or by telephone at +1 617 468 5770. If you hold ADSs and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY.

EACH ADS HOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN
THE ADS PROXY CARD TO CITIBANK, THE DEPOSITARY FOR THE ADSS.

ADDITIONAL INFORMATION

UK Statutory Annual Accounts and Reports of the Board of Directors and Auditors of Centessa Pharmaceuticals plc for the financial year ended December 31, 2024

Consistent with its obligations under the Companies Act, our Board of Directors will present at the AGM our UK statutory annual accounts and reports for the financial year ended December 31, 2024, which have been approved by and, where appropriate, signed on behalf of our Board of Directors and will be delivered to the Registrar of Companies in the United Kingdom following the AGM. A copy of our UK statutory directors’ remuneration report, including the annual report on remuneration, is included as Annex A to this proxy statement. A complete copy of our UK statutory annual accounts and reports, including the statutory Board of Directors report, strategic report, and auditor’s report on our UK accounts will be sent separately to you no less than 21 days prior to the AGM. You will be provided an opportunity to raise questions in relation to such accounts and reports at the AGM. Full accounts and reports will be available for inspection prior to and during the AGM.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. The Companies Act generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The Companies Act generally prohibits shareholders of a UK public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the Companies Act and cannot be waived by our shareholders.

Shareholder Proposals for 2026 Annual General Meeting

Pursuant to Rule 14a-8 under the Exchange Act, in order to be considered for inclusion in our proxy statement for our 2026 annual general meeting of shareholders, shareholder proposals must be received by the Company at the Office of the Company Secretary, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire WA14 2DT, United Kingdom no later than 120 days before the anniversary of the date on which we sent our proxy materials for the AGM, or January 6, 2026. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the AGM, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.

If a shareholder wishes to present a proposal at an annual general meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, such shareholder proposal must be received by the Company at the Office of the Company Secretary, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire WA14 2DT, United Kingdom no later than 45 days before the anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual general meeting, or no later than March 22, 2026. To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, as amended, no later than April 25, 2026. However, if the date of the annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the prior year’s annual general meeting, the notice must be received by our Company Secretary within a reasonable time before we begin to print and send our proxy materials with respect to such annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for such annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.

Under section 338 of the Companies Act, shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the Office of the Company Secretary, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire WA14 2DT, United Kingdom at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

Shareholder Rights

Under section 527 of the Companies Act, members meeting the threshold requirement set out in that section have the right to require us to publish on a website a statement setting out any matter relating to: (i) the audit of our accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with our auditor ceasing to hold office since the previous meeting at which annual accounts or reports were laid in accordance with section 437 of the Companies Act. We may not require the shareholders requesting any such website publication to pay our expenses in complying with sections 527 or 528 of the Companies Act. Where we are required to place a statement on a website under section 527 of the Companies Act, we must forward the statement to our auditor not later than the time when we make the statement available on the website. The business which must be dealt with at the AGM includes any statement that we have been required, under section 527 of the Companies Act, to publish on a website.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” the proxy materials. A single set of proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or us. Direct your written request to Centessa Pharmaceuticals plc, 3rd Floor, 1 Ashley Road, Altrincham, Cheshire, WA14 2DT, United Kingdom, Attn: Iqbal Hussain, Company Secretary. Shareholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Questions?

If you have any questions or need more information about the AGM please write to us at:

Iqbal Hussain
Company Secretary
Centessa Pharmaceuticals plc
3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom

ANNEX A

CENTESSA PHARMACEUTICALS PLC DIRECTORS’ REMUNERATION REPORT
FOR THE PERIOD ENDED 31 DECEMBER 2024

ANNUAL STATEMENT FROM THE CHAIR OF THE COMPENSATION COMMITTEE

Dear Shareholder,

As the Chair of the Compensation Committee (the “Committee”), I am pleased to present, on behalf of the board of directors (the “Board”) of Centessa Pharmaceuticals PLC (the “Company” or “Centessa”), the Directors’ Remuneration Report for the period ended 31 December 2024 (the “Remuneration Report”).

The Company’s Remuneration Report will be subject to an advisory vote, and the Directors’ Remuneration Policy (the “Remuneration Policy”) will be subject to a binding vote at the forthcoming Annual General Meeting on 20 June 2025 (the “AGM”). If approved, it is intended that the Remuneration Policy will take effect from the date of approval and apply for a maximum period of three years (or until a revised policy is approved by shareholders).

Introduction

2024 was a year in which the Company achieved key milestones across its potential best-in-class orexin receptor 2 (OX2R) agonist franchise.

The Company’s progress in 2024 included positive data from its Phase 1 study of ORX750, the Company’s most advanced OX2R agonist, that support its best-in-class potential in narcolepsy type 1 (NT1), narcolepsy type 2 (NT2), and idiopathic hypersomnia (IH), which represent three high value markets with significant unmet patient need. Based on these data, the Company rapidly advanced ORX750 to a Phase 2a study in patients with NT1, NT2 and IH in late 2024 and is focused on executing the ORX750 Phase 2a CRYSTAL-1 study which is on track with data expected in 2025. In parallel to ORX750, the Company is advancing follow-up OX2R agonists for the treatment of neurological, neurodegenerative and neuropsychiatric disorders with ORX142 and ORX489 progressing in IND-enabling studies. As a result, the Company made a number of important additional hires in 2024 with deep experience in neuroscience to support the continued development of its orexin franchise including SVP, Development Operations, and in January 2025, hired a new Chief Medical officer. The Company plans to continue to add additional talent in 2025.

Besides attracting key talent, it was critical for the Company to be able to retain, appropriately incentivize and develop high caliber talent. In order to enable the Company to achieve this, we continued to evaluate and establish a broad range of remuneration programs and policies designed to attract, incentivize and retain a high caliber team to enable the Company to deliver on the Company’s core objectives and deliver value to shareholders.

The Company has also continued to prioritize its pipeline consistent with its commitment to manage its resources with timely data, science-driven decisions, and judicial capital allocation. Accordingly, in November 2024, the Company announced its decision to discontinue the global clinical development of SerpinPC, a novel inhibitor of activated protein C that was being evaluated for the treatment of hemophilia B. This action was driven by the Company’s decision to prioritize capital toward the development of its OX2R agonist program and the outcome of a planned interim analysis of Part 1 of the PRESent-2 study of SerpinPC. Within the interim analysis, SerpinPC was observed to have a favorable safety and tolerability profile; however, the Company determined that additional time and investment would be required to further develop SerpinPC with a more competitive profile for the treatment of hemophilia B in light of the evolving treatment and market landscape for hemophilia B, including the recent FDA approval of a competing product. This resulted in a number of employees being terminated or redeployed depending on transferability of skills and needs within other Company programs. During 2024, the Committee reviewed the Directors’ remuneration policy which was approved at the Company’s 2022 Annual General Meeting (“Existing Remuneration Policy”) to consider whether it remains appropriate and continues to support the delivery of the Company’s strategy. We are confident that, with certain minor changes, this is the case. As such, the proposed Remuneration Policy has not substantially changed from the Existing Remuneration Policy approved in 2022. The focus of the minor changes made is to ensure the Remuneration Policy remains sufficiently flexible for the future. We believe that the proposed Remuneration Policy overall provides sufficient flexibility to support our current and future needs and continues to provide an appropriate framework to meet our objectives to establish a broad range of remuneration programs and policies, that both compensate and incentivise directors and senior executives to deliver growth in a long-term and sustainable manner.

Shareholders will be invited to approve the new Remuneration Policy, which will be subject to a binding Shareholder vote, at the 2025 AGM. If approved, the Remuneration Policy would be effective from 20 June 2025, and will remain in force until the Company’s Annual General Meeting in 2028 with no requirement to vote again on the Remuneration Policy in the intervening years provided that no substantive changes are proposed.

As we move into 2025 and beyond, the Committee’s role will continue to be to ensure that directors and senior executives are appropriately compensated and incentivised to deliver value in a long-term and sustainable manner to shareholders. The Committee will seek to accomplish this by ensuring remuneration programs are grounded in market practice, appropriately balance fixed and variable components of remuneration, are effective at driving proper executive behaviour, and clearly link pay and performance. Key considerations guiding our Remuneration Policy are discussed further on within the Directors’ Remuneration Report.

Pay for Performance

We continue to believe that a significant portion of remuneration of our Executive Directors should be based on achieving objectives designed to create inherent value in the Company, and ultimately on achieving value creation for our shareholders. In line with this belief, the compensation of our Executive Director includes both short and long-term incentives based on strategic goals. On the same basis, our Non-Executive Directors receive equity incentives designed to reward long-term value creation for our shareholders.

The Global Marketplace for Talent

Centessa is a global clinical-stage pharmaceutical company with operations in the United States (“US”), the United Kingdom and Europe. Given that our Chief Executive Officer (“CEO”) (currently our sole Executive Director) and most Non-Executive Directors continue to be US-based and that the market for experienced directors and pharmaceutical executive talent, particularly in the US, is very competitive, the Committee references the US market as the leading indicator for remuneration levels and practices. Doing so will help attract and retain directors and motivate the superior executive talent needed to successfully manage the Company’s complex global operations. Being consistent in this market view of the US as the primary benchmark for remuneration practices for our Executive and Non-Executive Directors is key for the Company as it builds its global operations in a manner designed to deliver sustainable long-term shareholder value.

It can be difficult for Centessa, as a global company with operations in various global regions, to have remuneration arrangements that satisfy all local requirements and market demands. As the Company is a UK public limited company, in taking any actions, the Committee is mindful of the general UK compensation framework, including investor bodies’ guidance, and the UK Corporate Governance Code, and has considered these when determining the remuneration programs and policies where it believes they best serve the long-term interests of shareholders.

Remuneration Program Highlights

During the period, we undertook a number of activities to establish a broad range of remuneration programs and policies to appropriately position the Company as a global pharmaceutical company, including:

•Awarded the Executive Director and Non-Executive Directors, and other employees and certain key consultants market value share options under the equity incentive plan;

•Awarded certain employees grants under the equity incentive plan in the form of restricted stock units;

•Considered, reviewed and approved the objectives for the annual bonus for the financial period; and

•Assessed performance for the financial period and recommended to the Board the level of bonus to be paid to the Executive Director, as discussed below.

2024 Bonus Outcome

The CEO was eligible to receive a target bonus of 60% of his salary for 2024. In 2024, the goals for the CEO’s annual bonus included: advancement of individual clinical program development goals, advancement of preclinical programs, people and culture goals and certain finance goals. The Committee, at its discretion, awarded a bonus payout at 135% of target based on performance and achievement of objectives. The Committee is satisfied that the overall bonus outcome is appropriate.

Conclusion

The Committee believes the proposals put forth in this report will properly motivate our directors to deliver sustainable shareholder value over the long-term and do so in a responsible manner.

I hope that you find the information in this report helpful and I look forward to your support at the Company’s AGM.

Yours sincerely,

Brett Zbar

Chair of the Compensation Committee

6 May 2025

Directors’ Remuneration Policy

This part of the Directors’ Remuneration Report sets out the Company’s Directors’ Remuneration Policy (the “Remuneration Policy”) and has been prepared in accordance with the Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013, the Companies (Miscellaneous Reporting) Regulations 2018, and the Companies Directors’ Remuneration Policy and Directors’ Remuneration Report) Regulations 2019. The Remuneration Policy will be put to shareholders in a binding vote at the Company’s annual general meeting on 20 June 2025. Assuming the Remuneration Policy is approved, it will take effect from the date of approval and is intended to apply for a period of three years from that date (or until a revised policy is approved by shareholders).

There are no significant differences between the Existing Remuneration Policy approved in 2022 and the proposed Remuneration Policy. The full Existing Remuneration Policy in the form approved can be found in the Annual Report and Financial Statements for the Year Ended 31 December 2021.

Key considerations when determining the Policy

The Committee designed the Policy with a number of specific objectives in mind. The Policy should serve to:

•ensure the attraction and retention of key management personnel;

•ensure the motivation of management to achieve the Company’s corporate goals and strategies;

•be competitive against appropriate market benchmarks (being predominantly the US biotech sector) and have a strong link to performance, providing the ability to earn above-market rewards for strong performance;

•create a corporate culture that promotes high levels of integrity, teamwork and ethics;

•promote the adoption of good governance practice while mitigating against potential reputational or behavioural risks and avoiding overpaying for talent; and

•ensure the alignment of the interests of management with the long-term interests of the Company’s shareholders.

In determining compensation policies and practices, the Committee follows a robust process taking into account the views of relevant stakeholders, whilst ensuring that any conflicts of interest are suitably managed.

Remuneration Policy Table

The table in the following pages sets out, for each element of pay, a summary of how remuneration is structured and how it serves the Company’s strategy.

Policy for Executive Directors

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Salary

Designed to attract and retain high-caliber talent to deliver the Company’s strategy.

Reflects the responsibilities of the role as well as the individual’s skills, experience and performance.

Designed to provide an appropriate level of fixed income to avoid any over-reliance on variable pay elements that could indirectly encourage excessive risk taking.

The Committee reviews salaries at appropriate intervals, normally annually, and makes recommendations to the Board. Changes approved by the Board are generally effective from 1 January each year.

Salaries are set taking into account a number of factors including but not limited to:

•scope and responsibilities of the role;

•salary increases awarded to the overall employee population;

•skills and experience of the relevant individual;

•individual and company performance;

•market;

•competitiveness assessed by periodic benchmarking;

•general economic and market conditions;

•changes in the size and complexity of the Company; and

•the underlying rate of inflation.

To the extent that salary is set in USD but paid to a UK-based Executive Director, it will be converted and paid in GBP pursuant to the terms of the applicable service agreement (as amended and/or superseded from time to time).

There is no prescribed formulaic maximum salary or salary increase but any increases will take into account prevailing market and economic conditions and the approach to employee pay throughout the Company.

In assessing base salaries, the Committee takes into account market data, but does not target a specific percentile when setting pay levels, rather considers it as one factor along with several others including those set out under the “Operation” column.

Base salary increases for Executive Directors are awarded at the discretion of the Board upon the recommendations of the Committee; however, salary increases will normally be no greater than the general increase awarded to the wider workforce, in percentage of salary terms unless the salary is meaningfully below peers or below market salary.

In addition, a higher increase may be made where an individual had been appointed to a new role at below-market salary while gaining experience. Subsequent demonstration of strong performance may result in a salary increase that is higher than that awarded to the wider workforce.

While no formal performance conditions apply, an individual’s performance in their role is taken into account in determining any salary increase.

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Benefits	Designed to support Executive Directors in carrying out their duties and contribute to retention and recruitment.

The Company aims to offer benefits that are in line with market practice.

The main benefits currently provided include private health insurance, disability insurance, and death in service.

The Company may offer relocation allowances or assistance. Expatriate benefits may be offered where relevant including fees for tax advice associated with completion of international tax returns and, if relevant, any gross-up for tax.

Travel, accommodation and any reasonable business-related expenses (including tax thereon) may be reimbursed.

Executive Directors may become eligible for other benefits in future where the Committee and/or the Board deems it appropriate. Where additional benefits are introduced for the wider workforce, Executive Directors may participate on broadly similar terms.

			Not applicable.	Not applicable.
Pension	The Company aims to provide a contribution towards life in retirement.

Executive Directors are eligible to receive employer contributions to the Company’s Group Personal Pension Scheme or 401k plan, as applicable, or a salary supplement in lieu of pension benefits, or a mixture of both.

			Up to 6% of compensation per annum or such contribution required by legislation aligned to the wider workforce. Company contributions to employee pension plans may be limited by tax regulations.	Not applicable.

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Annual Performance bonus	Designed to incentivise and reward for performance in the relevant year against targets and objectives linked to the delivery of the Company’s strategy.

The annual performance bonus is subject to the achievement of targets and objectives which are agreed between the Executive Directors and the Board (following recommendations from the Committee) at the start of each financial year.

The full amount of any performance bonus earned, which will be determined by the Committee following the end of the performance period, will ordinarily be paid in cash.

Payment of performance bonuses is conditional on the Executive Directors being in employment (and not having served notice of termination) as of the date of payment of the bonus. No deferral period applies to bonuses.

The maximum target bonus opportunity for Executive Directors is 100% of base salary, with a maximum bonus payout opportunity of up to two times the target opportunity.

For the Chief Executive Officer, the annual performance bonus target is currently 60% of base salary. (55% in 2023).

Performance is normally measured over the financial year. Performance measures and targets, including the weighting of such measures, are determined by the Board each year (following recommendations from the Committee) taking into account the strategic priorities of the business and shareholder value.

The annual performance bonus will typically be subject to corporate objectives, which may be operational, financial or strategic in nature and/or personal objectives.

The Board has discretion to amend the formulaic bonus outcome (up or down) should it not reflect the Board’s assessment of overall Company performance, taking into account factors it considers relevant. This will help ensure that payments reflect overall Company performance during the period

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Long-term Incentive Plan

Designed to incentivize the successful execution of the business strategy over the longer term and provide long-term retention. Facilitates share ownership to provide further alignment of the interests of Executive Directors with those of shareholders.

Under the Amended and Restated 2021 Stock Option and Incentive Plan (the “Plan”), the Committee may grant equity-based (or cash-based) awards to the Executive Directors. Grants to Executive Directors require Board approval (following recommendations from the Committee).

Awards may be granted in the form of restricted share units, options, share appreciation rights or other share-based awards. The Committee will determine the type of equity award, if any, to be granted to Executive Directors, which may include a combination of different awards.

The Committee will determine the specific terms and conditions which govern that award, including:

•the vesting period

•the exercise period (if relevant)

•the exercise price (if relevant)

•whether any performance conditions will apply and if so, the performance targets

•any other conditions and restrictions as it may determine

In respect of any option granted, the exercise period will not exceed ten years from the date of grant. Awards will typically be granted annually, although may also be granted more or less frequently.

Awards to new joiners are typically subject to vesting over a four-year period, with 25% of the award vesting on the first anniversary of the grant, and the remainder vesting in 36 equal monthly instalments thereafter.

There is no defined maximum opportunity under the Plans.

However, the Committee will generally work within the benchmarking guidelines provided by its compensation consultants to determine a market appropriate opportunity.

Awards are granted with an exercise price no less than the fair market value of the shares on the date of grant. Accordingly, such awards will only have value to the extent the Company’s share price increases following the date of grant. Performance conditions may apply to award vesting. The Committee may amend, relax or waive performance conditions if it considers that they have become unfair or impractical. This will help ensure that vesting reflects overall Company performance during the period.

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures

Annual awards typically vest in equal monthly instalments over 48 months. The Committee has discretion to adopt different vesting terms.

No deferral or holding period applies to the shares acquired on the exercise of awards.

Share ownership guidelines	To promote Executive Directors share ownership and to align Executive Directors to the interests of shareholders during employment

The Executive Directors will be required to build over a five-year period from appointment as an Executive Director and maintain a shareholding in the Company equivalent to 200% of base salary. In the event an Executive Director fails to meet or to show sustained progress toward meeting the ownership requirement, the Committee may determine to reduce future long-term incentive grants and/or require the Executive Director to retain all shares obtained through the vesting or exercise of equity or option grants.

			Not applicable	Not applicable
Employee Share Purchase Plan	To increase alignment between employees and shareholders in a tax efficient manner and to promote share ownership.	Executive Directors will be eligible to participate in any all-employee share purchase plan operated by the Company on the same terms as other eligible employees.	Consistent with prevailing tax limits at the time.	Not applicable

Policy for Chair and Non-Executive Directors

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures
Fees and benefits

Designed to attract and retain high-calibre Non-Executive Directors who have a broad range of skills and experience to provide independent judgement on issues of strategy, performance, resources and standards of conduct.

Fees for Non-Executive Directors are reviewed by the Committee for onward recommendation to the Board and are based on market data and peer group comparisons as well as the underlying rate of inflation.

An annual base fee is paid to all Non- Executive Directors, with additional fees paid for:

•service as the Non-Executive Chair of the Board

•chairing a Committee of the Board

•membership of a Committee of the Board

The Chair’s fee is reviewed annually by the Committee (without the Chair present).

Additional fees may be paid to reflect additional responsibilities or roles, as appropriate.

When reviewing fee levels, account is taken of market movements in fee levels, Board committee responsibilities, ongoing time commitments and the general economic environment.

In exceptional circumstances, if there is a temporary yet material increase in the time commitments for Non- Executive Directors, the Board may pay additional fees to recognise that additional workload.

Non-Executive Director fees are generally denominated and paid in USD but may be denominated and/or paid in GBP, USD, or a combination depending on the personal situation of each Non-Executive Director. Any currency conversions are calculated in accordance with the applicable Company procedure from time to time.

The maximum total compensation (inclusive of fees and equity compensation) to a Non-Executive Director shall be $1,000,000 in any year.

When reviewing fee levels, account is taken of the responsibilities of the role and expected time commitment as well as appropriate market data and peer group comparisons, as well as the underlying rate of inflation.

Actual fee levels are disclosed in the Annual Remuneration Report for the relevant financial year.

Not applicable.

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures

Non-Executive Director fees in respect of those Non-Executive Directors who are appointed by an investor (or group of investors) may be paid to those investor(s) on behalf of the relevant Non-Executive Director.

The Company will reimburse all reasonable out-of-pocket expenses in attending meetings of the Board of Director or any committee.

Non-Executive Directors do not participate in any Company sponsored benefit programs.

Equity awards

Designed to attract and retain Non-Executive Directors with the required skills and experience to support the growth of the Company.

This aligns the interests of Non-Executive Directors with those of shareholders.

Non-Executive Directors may be granted equity awards upon their first appointment or election to the Board (the “Initial Grant”). This Initial Grant will normally vest over a three year period in 36 equal monthly instalments, subject generally to continued service. Vesting of the Initial Grant shall cease if the director resigns as a director or otherwise ceases to serve as a director.

A further grant of equity awards will be made annually to each Non-Executive Director who will continue in their role following the annual general meeting (the “Annual Grant”). This Annual Grant will normally vest in full, subject to continued service, on the earlier of (i) the first anniversary of grant, or (ii) the next annual general meeting. Vesting of the Annual Grant shall cease if the director resigns from as a director or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant the continuation of vesting.

The maximum total compensation (inclusive of fees and equity compensation) to a Non-Executive Director shall be $1,000,000 in any year.

The Committee will set the actual grant levels taking into account any factors it deems relevant including, but not limited to, the responsibilities of the role and expected time commitment as well as appropriate market data and peer group comparisons.

Actual grant levels are disclosed in the Annual Remuneration Report for the relevant financial year.

Not applicable.

Component	Purpose and link to strategy	Operation	Maximum opportunity	Performance measures

If a new Non-Executive Director joins the Board following the date of grant of the Annual Grant in any financial year, such Non-Executive Director will be granted a pro rata portion of the next Annual Grant, based on the time between his or her appointment and the date of such Annual Grant.

If any equity award takes the form of a share option, such share option shall have a per share exercise price equal to the fair market value of the Company’s securities on the date of grant.

No performance conditions will apply to equity awards granted to Non-Executive Directors.

Notes to the Remuneration Policy Table

Legacy arrangements

For the duration of the Remuneration Policy, the Company will honour any commitments made in respect of current or former directors before the date on which either: (a) the Remuneration Policy becomes effective; or (b) an individual becomes a director, even when not consistent with the Remuneration Policy set out in this report or prevailing at the time such commitment is fulfilled. For the avoidance of doubt, all outstanding historic equity awards that were granted in connection with, or prior to, listing on NASDAQ and/or under the Plans remain eligible to vest based on their original or modified terms.

Payments may be made in respect of existing awards under the Plans and the Committee may exercise any discretions available to it in connection with such awards in accordance with the rules of the Plans and relevant award documentation. Certain options granted under the Plans vest in full on a change of control in accordance with the terms of the grant agreements.

Explanation of performance measures

The Committee determines performance measures that are appropriately challenging and linked to the delivery of the Company’s core strategic objectives. For the annual performance bonus, the Committee reviews and sets performance measures and targets at the start of each year based on the key strategic priorities and objectives of the business at that time.

Measures may be based on a range of operational, financial and qualitative performance objectives for the particular financial year.

The targets for the bonus scheme for the forthcoming year will be set out in general terms, subject to limitations with regards to commercial sensitivity. The full details of the targets will be disclosed when they are in the public domain and are no longer considered commercially sensitive.

Stock option awards made to Directors do not currently carry performance conditions. It is considered that the exercise price of options (which is set at the fair market value on issuance), vesting and, where relevant, exercise period provides alignment to the long-term success of the business. The Committee may determine that performance conditions apply to future awards. If this were to be the case, performance conditions would be determined by the Committee to support the Company’s long-term strategy and sustainable value creation.

The Committee may vary or substitute any performance measure if an event occurs which causes it to determine that it would be appropriate to do so (including to take account of acquisitions or divestments, a change in strategy or a change in prevailing market conditions), provided that any such variation or substitution is fair and reasonable and, in the opinion of the Committee, the change would not make the measure less demanding than the original measure would have been but for the event in question. If the Committee were to make such a variation, an explanation would be given in the next Directors’ Remuneration Report.

Malus and Clawback

Awards under the annual bonus and the Amended and Restated 2021 Stock Option and Incentive Plan made after the 2022 AGM are subject to malus and clawback provisions which permit the Committee, in its discretion, to reduce the size (including to zero) of any future bonus or share award granted to an Executive Director, to reduce the size (including to zero) of any granted but unvested share award. The circumstances in which the Company may apply the malus and clawback provisions are the discovery of a material misstatement of financial results, a miscalculation or error in assessing the performance condition applying to the award, or in the event of serious misconduct committed by the Executive Director.

In respect of cash bonus payments, the malus and clawback provisions apply for one year from the date of payment of the bonus (or, if later, the date of publication of the Company’s financial results for the year following the relevant year over which the bonus was earned).

In respect of share awards under the Amended and Restated 2021 Stock Option and Incentive Plan, malus and clawback provisions apply up until the first anniversary of the date on which the relevant award vests, although the Committee may extend this period for a further two years if there is an ongoing investigation into the circumstances of any event that, if determined to have occurred, would permit the Committee to operate the malus and clawback provisions.

Compensation Recovery Policy

On 26 October 2022, the U.S. Securities and Exchange Commission (“SEC”) adopted regulations (the “final rules”) implementing Section 10D of the Securities Exchange Act of 1934 (“Exchange Act”), which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. New Exchange Act Rule 10D-1 required U.S. national stock exchanges, including Nasdaq, to adopt new listing standards that will require listed companies to adopt and comply with policies that provide for the recovery of incentive-

based compensation received by current or former executive officers based on any misstated financial reporting measure if the company is required to prepare an accounting restatement. This so-called compensation recovery or “clawback” policy must provide for recovery of the amount of pre-tax incentive-based compensation received during the three-year period preceding the date the company is required to prepare the accounting restatement that exceeds the amount that would have been received based on the restated financial reporting measure, subject to very limited exceptions for instances in which recovery would be impracticable. For incentive-based compensation based on stock price or total shareholder return, which must be covered by the clawback policy, the amount of compensation to be recovered must be based on a reasonable estimate of the effect of the accounting restatement on the stock price or total shareholder return upon which the incentive-based compensation was received. On 9 June 2023, the SEC approved, on an accelerated basis, the Nasdaq’s proposed listing standards implementing the SEC’s Dodd-Frank rules covering the recovery of erroneously awarded compensation. The listing standards became effective on 2 October 2023.

In October, 2023, in compliance with the rules issued by the SEC under the Exchange Act, and the Nasdaq Stock Market. the Company adopted a Compensation Recovery Policy which provides that if the Company makes compensation awards to executive officers and/or certain other senior employees of the Company (collectively, “Officers”) based on achievement of certain financial measures (e.g., revenue, stock price performance), and then later needs to restate its financial statements, then the Company is required to recover from such Officers the excess compensation that they would not have been entitled to if there had been no restatement. The Compensation Recovery Policy is administered by the Compensation Committee of the Company’s Board of Directors.

Committee Discretion

The Committee has discretion in several areas of the Remuneration Policy to ensure the efficient administration of the policy. This includes with regards to the operation and administration of the incentive arrangements in which directors participate, including the award and payment of any annual performance bonus and the grant and associated terms and conditions of any equity awards. Use of any discretion in relation to equity awards will be in accordance with the terms of the relevant plan and subject to any relevant legislation.

The Committee’s discretion applies to the following (amongst other matters):

•reviewing and recommending to the Board for approval the proposed compensation for the CEO and all other officers of the Company;

•selecting the individuals who will receive awards under the plans on an annual basis;

•determining the timing of grants of awards and/or payments;

•determining the quantum of awards and/or payments;

•determining the choice (and adjustment) of any performance measures and targets, vesting schedules, exercise prices (where applicable) and other award terms for each incentive plan;

•determining the extent of vesting, including for leavers;

•making the appropriate adjustments (including to any performance targets) required in certain circumstances, for instance for changes in capital structure;

•application of malus and clawback provisions;

•interpreting the plan rules where necessary; and

•undertaking the annual review of weighting of performance measures and setting targets for the annual bonus plan and other incentive schemes, where applicable, from year to year.

If an event occurs which results in the annual performance plan or the Plans (where performance conditions apply) performance conditions and/or targets being deemed unfair or impractical (e.g. material acquisition or divestment), the Committee will have the ability to amend, relax or waive (and/or recommend such alterations to the Board for approval) measures and/or targets and alter weightings.

The Committee reserves the right to make any compensation payments and/or payments for loss of office (including exercising any discretions available to it in connection with such payments) notwithstanding that they are not in line with the Remuneration Policy where the terms of the payment were agreed (i) before the Company’s first shareholder-approved Policy came into effect; or (ii) at a time when the relevant individual was not a Director of the Company and, in the opinion of the Committee, the payment was not in consideration for the individual becoming a Director of the Company. For these purposes “payments” includes the Committee satisfying awards of variable compensation and, in relation to an equity award, the terms of the payment are “agreed” at the time the award is granted.

The Committee may make minor amendments to the Remuneration Policy (for regulatory, exchange control, tax or administrative purposes or to take account of a change in legislation) without obtaining shareholder approval.

Employment conditions

The Committee is regularly updated throughout the year on pay and conditions applying to Company employees. Where significant changes are proposed to employment conditions, these are highlighted for the attention of the Committee at an early stage.

Whilst the Committee does not currently consult directly with employees regarding its policy for directors, the Committee is considering the best method of bringing the employee voice to the boardroom.

Policy for the remuneration of employees and consideration of employment conditions elsewhere in the Company

The Company aims to provide all employees with a remuneration package that is competitive and which is appropriate to promote the long-term success of the Company, while not paying more than is necessary. Generally, all employees will receive a base salary, benefits, a discretionary bonus subject to performance and equity awards.

In respect of the Executive Director and other members of the senior management team, the compensation package is more heavily weighted towards variable pay and a greater proportion is delivered in equity. The Plans, in which all of the Company’s employees can participate, were introduced to align employee and shareholder interests.

The Committee does not formally consult with employees when determining Executive Director compensation.

Illustration of application of the Policy

The following chart provides an illustration, for the Chief Executive Officer, of the application of the Policy for the year ending 31 December 2024. The chart shows the split of remuneration between fixed pay, the annual performance bonus and equity awards on the basis of minimum remuneration, remuneration receivable for performance in line with Company expectations and maximum remuneration. The CEO’s target bonus for 2024 was 60% of base salary, which is less than that shown in the illustration of the policy below.

	Fixed pay	Annual performance bonus	Equity awards
Minimum performance	•Base salary as at 1 January 2024 for the CEO was $652,050.	No bonus	No equity award
On Target performance	•Pension/Retirement benefits (being participation in the Company’s 401k plan which includes a match of 4% of compensation, up to the IRS limitations for 2024).	Cash bonus equal to 60% of base salary
Maximum performance	•Benefits (being the annualised cost of private medical insurance in which Dr. Saha elected to participate effective 1 January 2024).	Cash bonus equal to 150% of base salary	Market value option grant ($0 intrinsic value) to be recommended by Compensation Committee and approved by Board.

Illustration of remuneration policy application

The Company only has one Executive Director, Dr. Saurabh Saha, and below provides his base case, expected, and maximum remuneration with respect to the period ending 31 December 2025. Dr. Saha will only receive market value options in 2025 as is assumed in this illustration which have an intrinsic value of $0 and are therefore not included in the chart and there is no illustration of share price appreciate on equity award value. The assumptions used in the calculations are set out below:

Chief Executive Officer
Base Salary	$685,000
Private Medical Benefits	$36,160
Pension	$14,000
Base Case(i)	$735,160
On Target Bonus(ii)	$411,000
On Target Case(iii)	$1,146,160
Maximum Bonus(iv)	$1,370,000
Maximum Case(v)	$2,105,160

i.Minimum (i): this illustration assumes fixed remuneration, as set out above, representing base salary plus employer paid private medical insurance plus employer pension contributions. This illustration assumes no annual bonus.

ii.On Target Bonus (ii): On target bonus for Dr. Saha in this illustration is assumed to be at 60% of base salary, being $411,000 for the period. Please note that Dr. Saha’s actual target bonus for 2025 is 60% of base salary.

iii.On Target Case (iii): this illustration assumes the Minimum remuneration as set out above plus On Target Bonus.

iv.Maximum Bonus (iv): Maximum bonus for Dr. Saha in this illustration is assumed to be at 200% of base salary, being $1,370,000 for the period. Please note that Dr Saha’s maximum bonus opportunity for 2025 is 120% of base salary.

v.Maximum Case (v): this illustration assumes the minimum case remuneration set out above, plus the maximum annual bonus of 200% of minimum salary, being $2,105,160 for the period.

Illustration of Remuneration Policy - CEO
(Amounts in USD)
2200000
2000000
1800000
1600000
1400000
1200000
1000000
800000
600000
400000
200000
0
Minimum
On Target
Maximum

Approach to compensation on recruitment

When hiring a new Executive Director, the Committee will typically align the compensation package with the Remuneration Policy taking into account the skills, experience and country of residence of the relevant individual as well as broader considerations such as market competitiveness. The Committee may however include other elements of compensation, as described below, which it considers appropriate.

Base salary will be set at a level appropriate to the role and the experience of the Executive Director being appointed. This may include agreement on future increases, in line with increased experience and/or responsibilities, subject to satisfactory performance, where it is considered appropriate. Benefits, including retirement benefits, will be provided in line with the Remuneration Policy and to reflect the local market. Where an Executive Director is required to relocate in order to take up the position, relocation benefits may be provided.

The maximum annual performance bonus will be in line with the approach outlined in the Remuneration Policy. Any equity award will be granted at the discretion of the Committee and in line with the Remuneration Policy.

The maximum level of variable compensation that may be awarded on an ongoing basis to a new Executive Director (including the annual performance bonus and any equity awards) would be determined by the Committee on appointment. This would not include any amounts paid in relation to replacement awards or recruitment awards, which would be determined at the discretion of the Committee.

Where a position is filled internally, any ongoing compensation obligations or outstanding variable compensation will continue to be honoured in accordance with their terms.

Compensation for a newly appointed Non-Executive Director will be in line with the Remuneration Policy. In terms of equity awards, the Initial Grant will be made upon their election to the Board.

Service contracts and policy on payments for loss of office

Service contracts and letters of appointment, as applicable, are available for inspection at the Company’s registered office.

Executive Directors

Executive Directors typically have employment agreements under which, other than by termination in accordance with the terms of the agreements, employment continues indefinitely. Dr. Saurabh Saha is the only Executive Director, and details of his employment agreement are set out in the table below. Dr. Saha is located in the US and in line with market practice has entered into an at-will employment agreement that does not have a notice period.

Executive Director	Position	Effective Date of most recent employment agreement	Notice period
Dr. Saurabh Saha	Chief Executive Officer	30 March 2022	None

The Company is unequivocally against rewards for failure; the circumstances of any departure, including the individual’s performance, would be taken into account in every case. At-will employment agreements may be terminated summarily without notice. Where applicable, statutory redundancy payments may be made.

Treatment of compensation, including variable compensation and equity awards, on termination of employment, without cause, would be as set out below.

Element of Pay / Benefit	Termination outside of the 12-month period following a sale event (as defined in the Centessa Pharmaceuticals PLC 2021 Stock Option and Incentive Plan)	Termination within the 12-month period following a sale event (as defined in the Centessa Pharmaceuticals PLC 2021 Stock Option and Incentive Plan)
Base salary	A lump sum payment equal to 12 months’ base salary payable	A lump sum payment equal to 18 months’ base salary payable
Benefits

Payment of the employer portion of COBRA (continuation of private medical insurance) premiums until the earliest of (A) the first anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment

Payment of the employer portion of COBRA premiums until the earliest of (A) the 18-month anniversary of his date of termination, (B) the expiration of his eligibility for the continuation coverage under COBRA or (C) the date when he becomes eligible for substantially equivalent health insurance coverage in connection with new employment

Annual performance bonus

Payment of any bonus will be determined by the Committee taking into account the terms of the relevant employment agreement. Payment will also consider the circumstances of the relevant individual’s departure and contribution to the business during the relevant financial year as well as their time in role.

150% of target bonus
Equity awards

Awards treated in accordance with plan rules and terms of specific grant agreements. Unless otherwise determined by the Committee, unvested equity awards lapse on the date of termination of employment/service relationship

100% acceleration of equity awards granted on or after 1 February 2022 that are subject solely to time-based vesting (awards granted prior to 1 February 2022 will continue in accordance with their terms)

Non-Executive Directors

Under our articles of association, our Board is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms (the “Initial Period”). In the event of termination, the Chair and Non-

Executive Directors are only entitled to fees accrued to the date of termination together with reimbursement of expenses properly incurred before that date.

Non-Executive Director	Commencement Date	Unexpired tenure as at the 2024 Annual General Meeting
Francesco De Rubertis, Ph.D. (Class III Director)	20 November 2020	Two years. Term will expire at the 2027 Annual General Meeting.
Arjun Goyal, M.D., M. Phil, M.B.A (Class I Director)	29 January 2021	None. Term will expire at the 2025 Annual General Meeting to be held in June 2025, though Dr. Goyal will stand for re-election at such time.
Mary Lynne Hedley, Ph.D.* (Class III Director)	26 January 2021	Two years. Term will expire at the 2027 Annual General Meeting.
Mathias Hukkelhoven, Ph.D.* (Class II Director)	1 July 2022	One year. Term will expire at the 2026 Annual General Meeting.
Samarth Kulkarni, Ph.D.* (Class I Director)	3 February 2021	None. Term will expire at the 2025 Annual General Meeting to be held in June 2025, though Dr. Kulkarni will stand for re-election at such time.
Carol Stuckley, M.B.A.* (Class II Director)	17 May 2021	One year. Term will expire at the 2026 Annual General Meeting.
Brett Zbar, M.D. (Class II Director)	29 January 2021	One year. Term will expire at the 2026 Annual General Meeting.

*Engaged under a Non-Executive Director appointment letter.

On termination of appointment, a Non-Executive Director will not be entitled to any compensation for loss of office.

Equity awards to Non-Executive Directors vest subject to continued service as a director. Therefore, on termination of appointment, any unvested equity awards granted to a Non-Executive Director would lapse. The exercise period for any vested but unexercised options would be reduced, unless otherwise determined, to twelve months from the date of cessation of office.

Non-Executive Directors’ letters of appointment, as applicable, are available for inspection at the Company’s registered office during normal business hours and will be available for inspection at the AGM.

Change of control

In the event of a change of control all outstanding equity awards may vest on an accelerated basis. Alternatively, awards may be exchanged for equivalent awards over shares in another company.

Annual Report on Remuneration

This part of the report has been prepared in accordance with Part 3 of The Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013 and section 420 of the Companies Act 2006. The Annual Report on Remuneration and the Annual Statement by the Chair of the Compensation Committee will be put to an advisory shareholder vote at the AGM to be held on 20 June 2025.

Remuneration Committee

The remuneration of the Executive Directors and the Chair is determined by the Committee.

The members of the Committee during 2024 were all Non-Executive Directors. Brett Zbar chaired the Committee, and Sam Kulkarni and Arjun Goyal were members of the Committee throughout 2024.

No conflicts of interest have arisen during the period and none of the members of the Committee has any personal financial interest in the matters discussed, other than as shareholders of the Company. Brett Zbar is the Managing Director and Global Head of Life Sciences for General Atlantic and acts as its representative on the Board of Centessa. The fees of the Non-Executive Directors are approved by the Board on the recommendation of the Committee.

During the period, the Committee met four times formally. Details of attendees are as below.

Meetings Attendance

Attendance
Brett Zbar	5 of 5
Arjun Goyal	5 of 5
Samarth Kulkarni	5 of 5

The CEO, General Counsel, CFO and Chief People Officer are invited to attend meetings where appropriate. No individual is present when matters relating to their own remuneration are discussed.

Advisors to the Remuneration Committee

During the period, the Remuneration Committee received advice from the executive compensation practice of Aon plc. (“Aon”). Aon was appointed by the Remuneration Committee and was selected based on its qualifications and experience as a compensation consultant. Aon advises the Committee on all aspects of director and senior executive remuneration. Since the IPO, Aon has assisted with the drafting of the Remuneration Policy and has updated the Committee on US and UK remuneration reporting and corporate governance best practice. In relation to work carried out in 2024, fees charged by Aon for advice provided to the Committee relating to the directors’ remuneration amounted to $83,150 (2023:$100,5501). The Committee evaluates the support provided by Aon annually and is content that it does not have any connections with the Group that may impair its independence.

1Fees charged in respect of advisory services relating to the directors’ remuneration only.

Activities of the Remuneration Committee

The Committee’s principal function is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve the Company’s corporate goals and strategies, and the alignment of the interests of management with the long-term interests of the Company’s shareholders. In overseeing the Company’s overall compensation structure and the remuneration policy, and in constructing the remuneration arrangements for Executive Directors and senior employees, the Board, advised by the Committee, aims to provide remuneration packages that are competitive and designed to attract, retain and motivate Executive Directors and senior employees of the highest caliber.

The Committee is responsible for and considered, where applicable, during the period:

•evaluating the efficacy of the Company’s remuneration policy and strategy;

•reviewing and making recommendations to the Board regarding remuneration to be paid to the Company’s executive officers, including setting the executive remuneration policy;

•reviewing and making recommendations to the Board regarding remuneration for non-executive members of the Board, including the approval of the director remuneration policy;

•agreeing the design of all share incentive plans;

•preparing any report on executive remuneration required by the rules and regulations of the U.S. Securities and Exchange Commission, The Nasdaq Stock Market LLC and as required under English law;

•reviewing, evaluating, and approving change-of-control protections, corporate performance goals and objectives, and other compensatory arrangements of the executive officers and other senior management and adjusting remuneration, as appropriate;

•evaluating and approving remuneration plans and programs and establishing equity remuneration policies;

•reviewing remuneration practices and trends to assess the adequacy and competitiveness of the executive remuneration programs as compared to industry peers, and determining the appropriate levels and types of remuneration to be paid;

•reviewing and approving remuneration arrangements for any executive officer involving any subsidiary, special purpose or similar entity, with consideration of the potential for conflicts of interest; and

•reviewing the Company’s practices and policies of employee remuneration as they relate to risk management and risk-taking incentives.

The Committee is formally constituted and operates pursuant to a written charter, which is available on Centessa’s website, https://investors.centessa.com.

The information provided in this part of the Directors’ Remuneration Report is subject to audit:

Single total figure of remuneration of each Director

The Company was incorporated in October 2020 but did not have any employees or make any payments to directors until 2021. Dr. Saha, Executive Director and Chief Executive Officer, did not receive any compensation for his service as a director. The total remuneration of the individual Directors who served during the 12-month period ending 31 December 2024 is shown below, along with the comparative 12 months ended 31 December 2023.

		Base Salary and fees earned	Pension (i)	Total Fixed	Annual Bonus (ii)	Long-Term Incentive Plan (iii)	Total variable	Total
	Period	US $	US $	US $	US $	US $	US $	US $
Saurabh Saha MD, PhD	2024	669,982	13,800	683,782	544,005	—	544,005	1,227,787
	2023	652,050	13,200	665,250	376,559	—	376,559	1,041,809
Francesco De Rubertis, PhD (iv)	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—
Arjun Goyal, MD, MPhil, MBA	2024	57,500	—	57,500	—	—	—	57,500
	2023	57,500	—	57,500	—	—	—	57,500
Brett Zbar, MD	2024	55,000	—	55,000	—	—	—	55,000
	2023	55,000	—	55,000	—	—	—	55,000
Mary Lynne Hedley PhD	2024	50,000	—	50,000	—	—	—	50,000
	2023	50,000	—	50,000	—	—	—	50,000
Samarth Kulkarni PhD	2024	52,500	—	52,500	—	—	—	52,500
	2023	52,500	—	52,500	—	—	—	52,500
Carol Stuckley MBA	2024	60,000	—	60,000	—	—	—	60,000
	2023	60,000	—	60,000	—	—	—	60,000
Mathias Hukkelhoven PhD	2024	45,000	—	45,000	—	—	—	45,000
	2023	45,000	—	45,000	—	—	—	45,000

(i)The Company offers a defined contribution retirement plan with an employer matching contribution in which Dr. Saha is entitled to participate. He received employer 401k match contribution of $13,800 in 2024 and $13,200 in 2023.

(ii)The amount reported represents a discretionary bonus earned by Dr. Saha for the fiscal period ended 31 December 2024 of 135% of target based upon his achievement of goals as determined by the Compensation Committee.

(iii)All annual equity awards are market value stock options and the exercise price was set at the share price at the date of grant and therefore the cash equivalent value for these options are nil. Vesting of these stock options is linked to continued employment or service at the time and awards are not subject to performance conditions.

(iv)Dr. De Rubertis waived his director compensation and entitlement to receive equity awards in 2024.

Long-term incentive awards

During 2024, the Executive Director and Non-Executive Directors were awarded options to subscribe for the ordinary shares under the Company’s 2021 Plan (“Options”). Options granted to the Executive Director and Non-Executive Directors have an exercise price equal to the market price on the date of grant and are subject to service conditions. There are no performance conditions associated with regards to the Options. In addition, during 2023, the Executive Director was awarded Restricted Stock Units (“RSUs”). Details of the Options and RSUs are noted in the table below:

Individual	Period		Award Date	Exercise price ($)	Granted during the period	Face value at Date of Grant	Vesting End Date	Expiry Date
Saurabh Saha MD, PhD (i)	2024	(a)	1/2/2024	$8.01	576,800	$4,620,168	1/2/2028	1/2/2034
	2024	(b)	1/2/2024	N/A	144,200	$1,155,042	1/2/2028	N/A
	2023	(a)	1/2/2023	$3.85	315,000	$1,212,750	1/2/2027	1/2/2033
	2023	(b)	1/2/2023	N/A	211,400	$813,890	1/2/2027	N/A
Francesco De Rubertis, PhD (ii)	2024		—	—	—	—	—	—
	2023		—	—	—	—	—	—
Arjun Goyal, MD, MPhil, MBA (iii)	2024		25/6/2024	$8.89	48,000	$426,720	25/6/2025	25/6/2034
	2023		22/6/2023	$6.35	48,000	$304,800	22/6/2024	22/6/2033
Brett Zbar, MD (iii)	2024		25/6/2024	$8.89	48,000	$426,720	25/6/2025	25/6/2034
	2023		22/6/2023	$6.35	48,000	$304,800	22/6/2024	22/6/2033
Mary Lynne Hedley, PhD (iii)	2024		25/6/2024	$8.89	48,000	$426,720	25/6/2025	25/6/2034
	2023		22/6/2023	$6.35	48,000	$304,800	22/6/2024	22/6/2033
Samarth Kulkarni, PhD (iii)	2024		25/6/2024	$8.89	48,000	$426,720	25/6/2025	25/6/2034
	2023		22/6/2023	$6.35	48,000	$304,800	22/6/2024	22/6/2033
Carol Stuckley, MBA (iii)	2024		25/6/2024	$8.89	48,000	$426,720	25/6/2025	25/6/2034
	2023		22/6/2023	$6.35	48,000	$304,800	22/6/2024	22/6/2033
Mathias Hukkelhoven, PhD (iii)	2024		25/6/2024	$8.89	48,000	$426,720	25/6/2025	25/6/2034
	2023		22/6/2023	$6.35	48,000	$304,800	22/6/2024	22/6/2033

The Options vest as follows:

(i)In 2024, Dr. Saha was awarded (a) 576,800 options as part of the Company’s annual grant cycle to employees, and (b) 144,200 restricted stock units (RSUs). In 2023, Dr. Saha was awarded (a) 315,000 options as part of the Company’s annual grant cycle to employees, and (b) 211,400 restricted stock units (RSUs). Options awarded to Dr. Saha in 2024 and 2023 vest in 48 equal monthly installments and RSUs awarded to Dr. Saha in 2024 and 2023 vest in four equal annual installments, in each case subject to his continued service through the applicable vesting date. In addition, the shares underlying these options are subject to the potential acceleration provisions upon certain change of control events.

(ii)Dr. De Rubertis waived his entitlement to equity awards in 2024 and 2023.

(iii)Options awarded to Dr. Hedley, Dr. Kulkarni, Dr. Zbar, Ms. Stuckley, Dr. Hukkelhoven and Dr Goyal in 2024 and 2023 vest in 12 equal monthly installments from the grant date, in each case subject to the respective directors’ continued service through the applicable vesting date. In addition, the shares underlying these options are subject to the potential acceleration provisions upon certain change of control events.

Directors’ Shareholding and Share Interests

The share interests of each Director at 31 December 2024 (together with interests held by his or her connected persons) are set out in the table below. There is no requirement for any director to hold shares.

As a direct link between executive remuneration and the interests of shareholders, the Committee has implemented shareholding guidelines for Executive Directors in 2022. The guidelines require that Executive Directors build up and maintain an interest in the ordinary shares of the Company that is 200% of their salary within five years from the later of the introduction of the guidelines or appointment.

		Share Options
	Beneficially owned shares at 31 December 2024	Total share options at 31 December 2024	Unvested without performance conditions	Vested but unexercised	Exercised
Saurabh Saha, MD, PhD (i)	219,648	5,511,285	932,872	4,578,413	300,000
Francesco De Rubertis, PhD	—	—	—	—	—
Arjun Goyal, MD, MPhil, MBA	—	208,570	48,000	160,570	—
Brett Zbar, MD	—	208,570	48,000	160,570	—
Mary Lynne Hedley, PhD	—	352,474	56,686	295,788	—
Samarth Kulkarni, PhD	—	352,474	56,686	295,788	—
Carol Stuckley, MBA	—	352,474	69,715	282,759	—
Mathias Hukkelhoven, PhD	—	192,000	66,667	125,333	—

(i)Beneficially owned shares consists of (i) 181,648 ordinary shares held by Dr. Saha, (ii) 38,000 ordinary shares held by a trust, for which Dr. Saha and his spouse serve as trustees.

External Directorships

The Board believes that it may be beneficial to the Company for Executive Directors to hold certain roles outside the Company, provided that the Company’s business takes priority. Any such appointments are subject to the prior written consent of the Board and the director may retain any fees received. In April 2022, Dr. Saha was appointed a director of Scorpion Therapeutics, Inc., (“Scorpion”) and continued to serve on the Scorpion board until the acquisition of Scorpion by Eli Lilly & Company in January 2025. In May 2023, Dr. Saha was appointed a director of Clarivate plc.

Payments to past directors

There were no payments made to past Directors during the period ending 31 December 2024.

Payments for loss of office

There were no payments made to Directors for Loss of Office during the period ended 31 December 2024.

Total Shareholder Return

The graph below shows the Company’s performance, measured by total shareholder return, for the Company’s American Depositary Shares (“ADSs”), which are listed on Nasdaq and each representing one of the Company’s ordinary shares against the Nasdaq Composite Index (Nasdaq: CMPS vs NBI). The Nasdaq Biotech Index has been selected for this comparison because the Company has been admitted to trading on the Nasdaq exchange and it is considered to be the most suitable comparator index. The total cumulative stockholder return on the ADSs below includes data from 1 January 2022, through 31 December 2024, assuming an initial investment of $100 on 31 December 2021.

Chief Executive Officer (‘CEO’) remuneration

The CEO’s total cash compensation for the period ended 31 December 2024 was $1,227,787. The CEO’s total non-cash compensation was $4,335,333 comprising grant of $3,180,291 options1 and $1,155,042 of restricted stock units. The CEO’s total combined cash and non-cash compensation was $5,563,120.

¹Grant value based on the fair value of grants under the Black-Scholes model

CEO Remuneration Table (USD in 000’s)	2021	2022	2023	2024
Total Remuneration	987	958	1,042	1,228
Annual Bonus (% of maximum)	45%	33%	37%	53%
Awards vesting (% of maximum)	73%	53%	12%	17%

The amount shown represents the percentage of the options that actually vested during the period expressed as a percentage of the maximum number of options that could have vested during the period. There were no performance conditions linked to these equity - based awards, other than service obligations, and therefore, all options that could have vested during the period have vested.

Annual percentage change in remuneration of directors and employees

The Committee and the Board considered the average increases being awarded to employees below the level of Executive Management in the UK and US. After due consideration of performance, it was agreed that it was appropriate to award increases broadly in line with the wider workforce to the CEO (Executive Director) to ensure the competitiveness of his remuneration could be maintained. There was no change to the remuneration of the Non-Executive Directors.

	2022 (ii) vs 2023			2023 vs 2024
	Salary	Benefit	Bonus	Salary	Benefit	Bonus
CEO	5.00%	3.00%	16.05%	3%	0%	44%
Wider workforce(i)	5.46%	4.18%	24.93%	4%	0%	41%

(i)Based on the average increase budget for employees below the level of Executive Management in the UK and the US.

(ii)The Company was formed in January 2021.

Annual Bonus

No changes were made to the annual bonus target percentage in respect of the period ending 31 December 2024. However, the annual bonus target percentage for the CEO was increased to 60% following the recommendation of Aon effective from bonus period commencing 1 January 2024. An award of 135% of the target was granted to the CEO and the bonus funding for the wider workforce was approved as 135% of target.

Benefits

No changes.

Relative Importance of Spend on Pay

The Committee considers the Company’s research and development expenditure relative to salary expenditure for all employees to be the most appropriate metric for assessing overall spend on pay due to the nature and stage of the Company’s business. The Company does not have a history of making any dividend distributions and does not intend to make any distributions in the near future. The graph below illustrates the total salary payable to all employees in comparison to research and development expenditures for the period 1 January 2024 through 31 December 2024 compared to the prior year.

Statement of shareholder votes on remuneration matters: 2024 AGM

Matter	Total Votes Cast	Votes in favour (%)	Votes against (%)	Votes withheld (%)
Remuneration report	89,230,112	76,660,977 (85.91%)	37,139 (0.04%)	12,531,996 (14.04%)

Statement of implementation of remuneration policy in 2025

There have been no significant changes in the way that the remuneration policy will be implemented in the 2025 financial year compared to how it was implemented in the 2024 financial year. There have been no deviations from the procedure for the implementation of the remuneration policy set out in that policy.

Executive Director Remuneration Annual base salary and benefits

The percentage salary increase for the CEO effective as of 1 January 2025 was lower (2%) than the range of salary increase provided to Company employees on the whole for 2025 of 4%. Dr. Saha’s base salary for 2025 is $685,000. Dr. Saha is eligible for the same benefits (such as private health insurance and retirement plan contribution) as provided to all employees in the jurisdiction in which he resides. Matching pension contributions for 2025 are up to 4% of compensation, subject to tax limitations.

Bonus

Dr. Saha will be entitled to a target bonus of 60% of base salary in 2025. The bonus will be paid in cash and is subject to the achievement of a number of operational and strategic objectives determined by the Committee and recommended to the Board. Company specific targets are commercially sensitive and therefore are not disclosed in advance. However, full details of the targets and performance against them will be disclosed when they are no longer considered commercially sensitive.

Long-term Incentive Plan

In February 2025, the CEO was granted 900,000 share options in the Company at a strike price of $16.90 per share, based on the NASDAQ closing price on the grant date. The share options will expire 10 years from the date of grant. The share options vest monthly over a 4-year period beginning 1 March 2025 and contain no performance conditions.

Non-Executive Director Remuneration

Fees

Each director who is not an employee will be paid cash compensation, as set forth below:

	Annual Retainer
Board of Directors:
Members	$40,000	*
Additional retainer for non-executive chair	$30,000
Audit Committee:
Members (other than chair)	$10,000
Retainer for chair	$20,000
Compensation Committee:
Members (other than chair)	$7,500
Retainer for chair	$15,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000

*This amount will change to $42,500 effective from the AGM

Long-term Incentive

The Committee will review and make recommendations to the Board as to the actual equity grant award levels for non-executive Directors each year taking into account any factors it deems relevant including, but not limited to, the responsibilities of the role and expected time commitment as well as appropriate market data and peer group comparisons.

For 2024, the Committee recommended to the Board, and the Board has established that upon initial election to our Board, each non-employee director will be granted an option to purchase up to 96,000 ordinary shares, or the Initial Grant. The Initial Grant will vest in 36 equal monthly installments over three years from the grant date, subject to continued service as a director through the applicable vesting date.

Furthermore, at the upcoming annual meeting of shareholders on 20 June 2025, each non-employee director who continues as a non-employee director following such meeting will be granted an option to purchase up to 48,000 ordinary shares, or the Annual Grant. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of shareholders, subject to continued service as a director through the applicable vesting date.

The grant date fair value of all equity awards and all other cash compensation paid by the Company to any non-employee director in any calendar year for services as a non-employee director shall not exceed $1,000,000.

We will reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the board of directors and committees thereof.

Centessa Pharmaceuticals Plc

Computershare

Cast your Proxy online 24/7**...It's fast, easy and secure!**

www.investorcentre.co.uk/eproxy **Control Number:** 920751 **SRN:** **PIN:**

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To be effective, all proxy appointments must be lodged with the Company's Registrars at:
Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY by 18 June 2025 at 1.00 pm.

Explanatory Notes:

1. Every holder has the right to appoint some other person(s) of their choice, who need not be a shareholder, as his proxy to exercise all or any of his rights, to attend, speak and vote on their behalf at the meeting. If you wish to appoint a person other than the Chairman, please insert the name of your chosen proxy holder in the space provided (see reverse). If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder's name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. If returned without an indication as to how the proxy shall vote on any particular matter, the proxy will exercise his discretion as to whether, and if so how, he votes (or if this proxy form has been issued in respect of a designated account for a shareholder, the proxy will exercise his discretion as to whether, and if so how, he votes).
2. To appoint more than one proxy, an additional proxy form(s) may be obtained by contacting the Registrar's helpline on 0370 703 6031 or you may photocopy this form. Please indicate in the box next to the proxy holder's name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by marking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope.
3. The 'Vote Withheld' option overleaf is provided to enable you to abstain on any particular resolution. However, it should be noted that a 'Vote Withheld' is not a vote in law and will not be counted in the calculation of the proportion of the votes 'For' and 'Against' a resolution.
4. Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, entitlement to attend and vote at the meeting and the number of votes which may be cast thereat will be determined by reference to the Register of Members of the Company at close of business on the day which is two days before the day of the meeting. Changes to entries on the Register of Members after that time shall be disregarded in determining the rights of any person to attend and vote at the meeting.
5. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer's agent (ID number 3RA50) not later than 48 hours before the time appointed for holding the meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which the issuer's agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.
6. The above is how your address appears on the Register of Members. If this information is incorrect please ring the Registrar's helpline on 0370 703 6031 to request a change of address form or go to www.investorcentre.co.uk to use the online Investor Centre service.
7. Any alterations made to this form should be initialled.
8. The completion and return of this form will not preclude a member from attending the meeting and voting in person.

Kindly Note: This form is issued only to the addressee(s) and is specific to the unique designated account printed hereon. This personalised form is not transferable between different: (i) account holders; or (ii) uniquely designated accounts. The Company and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions.

All Named Holders

193362_245139_RUN_ONS/000001/000001/SG601//i

Form of Proxy

Please complete this box only if you wish to appoint a third party proxy other than the Chairman.
Please leave this box blank if you want to select the Chairman. Do not insert your own name(s).

	*

I/We hereby appoint the Chairman of the Meeting OR the person indicated in the box above as my/our proxy to attend, speak and vote in respect of my/our full voting entitlement* on my/our behalf at the Annual General Meeting of Centessa Pharmaceuticals plc to be held at **at the offices of Goodwin Procter (UK) LLP, Sancroft, 10-15 Newgate Street, London, EC1A 7AZ** on **20 June 2025** at **1.00 pm**, and at any adjourned meeting.

*** For the appointment of more than one proxy, please refer to Explanatory Note 2 (see front).**

☐ Please mark here to indicate that this proxy appointment is one of multiple appointments being made.

Please use a **black** pen. Mark with an **X** inside the box as shown in this example. ☒

I/We instruct my/our proxy as indicated on this form. Unless otherwise instructed the proxy may vote as he or she sees fit or abstain in relation to any business of the meeting.

Signature

Date

DD / MM / YY

In the case of a corporation, this proxy must be given under its common seal or be signed on its behalf by an attorney or officer duly authorised, stating their capacity (e.g. director, secretary).

H741 04 CTH